===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material under Rule 14a-12

                                ----------------


                        Citizens Communications Company

                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

===============================================================================

                                                         Administrative Offices
[Citizens Communications Logo]        Three High Ridge Park, Stamford, CT 06905
                                                                 (203) 614-5600

-------------------------------------------------------------------------------

                                                                 March 23, 2001


Dear Fellow Stockholder:


   I am pleased to invite you to attend the 2001 Annual Meeting of the Stockholders of Citizens Communications Company which will be held at the Hotel Inter-Continental, 505 North Michigan Avenue, Chicago, IL, on Thursday, May 17, 2001, at 10:00 a.m., Central Time.


   At last year's Annual Meeting, almost 87 percent of Citizens' outstanding shares were represented. We hope that the percentage will be even higher at the forthcoming meeting. It is important that your shares be represented whether or not you attend the meeting. In order to insure that you will be represented, we ask that you sign, date, and return the enclosed proxy. If present, you may revoke your proxy and vote in person.


   Attendance at the Annual Meeting will be limited to employees and stockholders as of the record date or their authorized representative. Because of space limitations, admission to the Annual Meeting will be by admission card only. Registered stockholders planning to attend the meeting should complete and return the advance registration form on the back page of this Proxy Statement or you may send us an electronic mail message to citizensproxy@czn.com. If your shares are held through an intermediary such as a bank or broker, complete and return the advance registration form on the back page of this Proxy Statement and mail it to Shareholder Services, Citizens Communications Company, Three High Ridge Park, Stamford, CT 06905. Please include proof of ownership such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding the stock confirming your beneficial ownership.


   We look forward to seeing and meeting with you at the annual meeting.


                                 Cordially,


                                 /s/ Leonard Tow
                                 -----------------------------------------------
                                 Leonard Tow
                                 Chairman and Chief Executive Officer



                                                        [graphic]

                                                         Administrative Offices
[citizens communications logo]        Three High Ridge Park, Stamford, CT 06905
                                                                 (203) 614-5600

-------------------------------------------------------------------------------

                                                                 March 23, 2001


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ----------------

To the Stockholders of
CITIZENS COMMUNICATIONS COMPANY:


   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Citizens Communications Company will be held at the Hotel Inter-Continental, 505 North Michigan Avenue, Chicago, IL, on Thursday, May 17, 2001, at 10:00 a.m., Central Time, for the following purposes:

     1. To elect directors;

     2. To approve the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan; and

     3. To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

   The board of directors has fixed the close of business on March 19, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

   A complete list of stockholders entitled to vote at the meeting will be open to the examination of stockholders during ordinary business hours, for a period of ten days prior to the meeting, at the offices of Illinois Stock Transfer Company, 209 West Jackson Boulevard, Suite 903, Chicago, IL 60606 and at the site of the meeting on the meeting date.


                                 By Order of the Board of Directors



                                 -----------------------------------------------
                                 L. Russell Mitten
                                 Secretary

                                PROXY STATEMENT


   This statement is furnished in connection with the solicitation of proxies by the board of directors of Citizens Communications Company to be voted at our annual meeting of stockholders. The mailing address of our administrative offices is Three High Ridge Park, P.O. Box 3801, Stamford, CT 06905. The approximate date on which this proxy statement and form of proxy are first being sent or given to stockholders is March 31, 2001.

   Only holders of record of our common stock, par value $0.25 per share, as of the close of business on March 19, 2001, the record date, will be entitled to notice of and to vote at the annual meeting. As of the record date, there were 263,279,841 shares of common stock outstanding, each of which is entitled to one vote at the annual meeting. As of the record date, an additional 3,116,877 shares of common stock were outstanding and held by us as treasury shares. We have no other class of voting securities issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock will be necessary to constitute a quorum for the transaction of business at the annual meeting.

   Directors will be elected by a majority vote of the shares of common stock present or represented by proxy at the meeting and entitled to vote at the meeting. Approval of the 2000 Equity Incentive Plan also requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote at the meeting. Abstentions will have the effect of a negative vote with respect to the election of directors and the approval of the 2000 Equity Incentive Plan. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers that have not given instructions to such brokers have the authority to vote on the election of directors and the approval of the 2000 Equity Incentive Plan; accordingly, unless contrary instructions are given, all proxies received pursuant to this solicitation will be voted in favor of the election of the nominees and the approval of the 2000 Equity Incentive Plan. Stockholders may not cumulate their votes. Stockholders who execute proxies may revoke them at any time before they are voted.

Stock Ownership of Certain Beneficial Owners, Directors and Executive Officers

   As of February 28, 2001, no person or group of persons, except for FMR Corp. and Wallace R. Weitz & Company, is known by us to own beneficially more than 5% of our common stock. All information regarding the number of our shares beneficially owned, and regarding voting and investment power with respect thereto, by any person or group that owns beneficially more than 5% of our common stock is based solely on our review of Schedules 13G filed with the Securities and Exchange Commission as of February 28, 2001.

   According to the Schedule 13G jointly filed by FMR Corp., Edward C. Johnson, 3rd, Abigail P. Johnson, and Fidelity Management & Research Company on
February 13, 2001, FMR Corp., Edward C. Johnson, 3rd, and Abigail P. Johnson, with offices at 82 Devonshire Street, Boston, Massachusetts 02109 beneficially own an aggregate of 18,035,701 shares of our common stock, representing approximately 6.9% of our outstanding common stock. Members of the Edward C. Johnson, 3rd, family hold approximately 49% of the voting power of FMR Corp. Mr. Johnson, 3rd, owns 12% and Abigail Johnson owns 24.5% of the outstanding stock of FMR Corp. Mr. Johnson, 3rd, is Chairman of FMR Corp. and Abigail Johnson is a director. Approximately 6.0% of our outstanding common stock, or 15,786,161 of the 18,035,701 shares, is held by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. Mr. Johnson, 3rd, and FMR
Corp. each have sole investment power with respect to those shares. Fidelity Management & Research Company has the sole power to vote these shares. Approximately 0.8% of our outstanding common stock, or 2,177,240 of the 18,035,701 shares, is held by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. Mr. Johnson, 3rd, and FMR Corp. each has sole investment power with respect to all of these shares and sole power to vote 1,690,140 shares and no power to vote 487,100 shares. Approximately 0.03% of our outstanding common stock, or 72,300 of the 18,035,701 shares, is held by Fidelity International Limited, approximately 40% of the voting stock of which is controlled by Mr. Johnson, 3rd, and members of his family. Fidelity International Limited has sole investment power and sole voting power with respect to these shares.

   According to the Schedule 13G that Wallace R. Weitz & Company and Wallace R. Weitz, President and Primary Owner of Wallace R. Weitz & Company, jointly filed with the Securities and Exchange Commission on February 2, 2001, Wallace
R. Weitz & Company and Wallace R. Weitz, with offices at 1125 South 103rd Street, Suite 600, Omaha, Nebraska 68124-6008, beneficially owned 14,149,300 shares of our common stock, representing approximately 5.3% of our outstanding common stock. Wallace R. Weitz & Company and Wallace R. Weitz hold shared dispositive power and shared voting power over these shares, and they disclaim beneficial ownership of these shares under Rule 13d-4 of the Securities Exchange Act of 1934.

   The following table reflects shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of February 28, 2001, by each of our directors, each of the executive officers named in the Summary Compensation Table included elsewhere herein, and all of our current directors and all our executive officers as a group. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned.


                                                                                          Common           Acquirable    Percentage
                                                                                          Stock              Within      Of Common
Name                                                             Position                Owned (1)         60 Days (2)    Stock (3)
----                                                    ------------------------        ----------         -----------   ----------
Norman I. Botwinik ..................................   Director                           113,472(4)          89,275          *
John H. Casey, 3rd ..................................   Vice President,                    218,579(5)          16,666          *
                                                        Telecommunications Sector
Aaron I. Fleischman .................................   Director                           128,754             93,069          *
Rudy J. Graf(6) .....................................   Vice Chairman, President, and      347,708(7)          83,333          *
                                                        COO
Stanley Harfenist(6) ................................   Director                           107,024(8)          93,069          *
Andrew N. Heine .....................................   Director                           103,228            103,069          *
John L. Schroeder ...................................   Director                            97,204             90,203(8)       *
David B. Sharkey ....................................   Former Vice President and            2,052                  0          *
                                                        Former President,
                                                        Electric Lightwave, Inc.
Scott N. Schneider(6) ...............................   Vice Chairman and Executive        173,009(9)          83,333          *
                                                        Vice President
Robert D. Siff ......................................   Director                            98,530(8)          92,346(8)       *
Robert A. Stanger(6) ................................   Director                           105,607            103,068          *
Charles H. Symington, Jr. ...........................   Director                            90,679             84,900          *
Edwin Tornberg ......................................   Director                            42,424(10)         33,376(8)       *
Claire L. Tow(6) ....................................   Director                         9,217,970(11)(12)  2,425,948(13)   3.5%
Leonard Tow(6) ......................................   Chairman and CEO                 9,217,970(11)(14)  2,425,948(15)   3.5%
All Executive Officers and Directors
as a group (25 persons) (16) ........................                                   11,941,241          4,022,236       4.5%

---------------
* Represents less than 1% of our outstanding common stock.

(1) Pursuant to rules of the Securities and Exchange Commission, includes shares acquirable as further described in footnote (2). Shares owned as of February 28, 2001, may be determined by subtracting the number under "Acquirable Within 60 Days" from that under "Common Stock Owned."
(2) Reflects number of shares that could be purchased by exercise of options as of February 28, 2001, or within 60 days thereafter under our Management Equity Incentive Plan, the Equity Incentive Plan, the 2000 Equity Incentive Plan or the Non-Employee Directors' Deferred Fee Equity Plan, as applicable.
(3) Based on number of shares outstanding at, or acquirable within 60 days of, February 28, 2001.
(4) Includes 11,406 shares of common stock owned by Mr. Botwinik's wife. Mr. Botwinik disclaims beneficial ownership of such shares.
(5) Includes 133,333 restricted shares over which Mr. Casey has sole voting power but no dispositive power.
(6) Citizens (through its wholly-owned subsidiary CU Capital Corp.) owns 2,287,644 shares or approximately 24% voting interest in the Class A Common Stock of Electric Lightwave Inc. ("ELI"), one of our subsidiaries, and 41,165,000 shares or approximately 97.9% of the voting interest in the Class B Common Stock of ELI. By reason of the definition of beneficial ownership, each of Rudy J. Graf, Stanley Harfenist,

      Scott N. Schneider, Robert A. Stanger, Leonard Tow and Claire Tow is deemed to have an indirect beneficial interest in the 2,287,644 shares of ELI Class A Common Stock and the 41,165,000 shares of ELI Class B Common Stock. Except to the extent of such indirect interest, each of the named individuals disclaims beneficial ownership of any of the 2,287,644 shares of Class A Common Stock and the 41,165,000 shares of Class B Common Stock. Along with the beneficial ownership described above, each of Stanley Harfenist, Robert A. Stanger, and Leonard Tow, together with Claire Tow, also has beneficial ownership interest in 125,947, 50,447 and 255,504 shares of ELI Class A Common Stock, respectively.
(7) Includes 200,000 restricted shares over which Mr. Graf has sole voting power but no dispositive power.
(8) Each of Messrs. Harfenist, Schroeder, Siff, and Tornberg has transferred all or a portion of these stock options or shares of common stock to family limited partnerships or trusts beneficially owned by him. Mr. Siff disclaims beneficial ownership of the 6,183 shares of common stock and all of the 92,346 options held by M.R. Sidebore Limited Partnership which is beneficially owned by him.
(9) Includes 66,666 restricted shares over which Mr. Schneider has sole voting power but no dispositive power.
(10) Includes 651 shares held by Mr. Tornberg's wife. Mr. Tornberg disclaims beneficial ownership of such shares.
(11) Includes 5,344,211 shares of common stock owned by Lantern Partners LLC, of which Leonard Tow is the sole member. Claire Tow is the wife of Leonard Tow. These shares of common stock are included in the above table for Leonard Tow and Claire Tow as required by the definition of beneficial ownership in Rule 13d-3 under the Securities Exchange Act of 1934. Therefore, each of Leonard Tow and Claire Tow is deemed to have a beneficial interest in these 5,344,211 shares of our common stock. Claire and Leonard Tow have shared voting and investment power with respect to the 5,344,211 shares of our common stock owned by Lantern Partners LLC. Except to the extent of this interest, both Leonard Tow and Claire Tow disclaim beneficial ownership of any of these shares of our common stock.
(12) Includes 18,607 shares of common stock held by Claire Tow as custodian for her minor grandchildren; 1,422,749 shares of common stock owned by her husband, Leonard Tow, 559,974 shares of which are restricted shares over which Leonard Tow has sole voting power but no dispositive power; and 2,038 shares of common stock held in an individual retirement account for the benefit of her husband, Leonard Tow. Claire Tow disclaims beneficial ownership of all of these shares.
(13) Includes 2,332,879 shares of common stock acquirable by Leonard Tow within 60 days. Claire Tow disclaims beneficial ownership of all of these shares.
(14) Includes 18,607 shares of common stock held by his wife, Claire Tow, as custodian for her minor grandchildren and 2,827 owned by his wife, Claire Tow; and 1,590 shares of common stock held in an individual retirement account for the benefit of his wife, Claire Tow. Leonard Tow disclaims beneficial ownership of all of these shares.
(15) Includes 93,069 shares of common stock acquirable by Claire Tow within 60 days. Leonard Tow disclaims beneficial ownership of all of these shares.
(16) All of our directors and executive officers as a group also own beneficially 138,849 shares of ELI Class A Common Stock (49,800 of which are acquirable within 60 days), which represents less than 1% of ELI Class A Common Stock outstanding as of February 28, 2001 or acquirable within 60 days thereafter.

                             ELECTION OF DIRECTORS


Nominees

   At the meeting, 12 directors are to be elected to hold office until the next annual meeting and until their successors have been elected and qualified. All of the nominees are currently serving as our directors. Charles H. Symington, Jr., who is currently a director and a member of our Audit Committee, Compensation Committee and Retirement Committee is retiring from the board of directors and from each such committee and accordingly is not standing for re-election. Directors will be elected by a majority of the votes of the holders of shares of common stock, present in person or represented by proxy at the meeting and entitled to vote at the meeting. It is the intention of the persons named in the enclosed proxy to vote for the election as directors of the nominees specified. In case any of these nominees should become unavailable for any reason, the proxy holders reserve the right to substitute another person of their choice. The information concerning the nominees and their security holdings has been furnished to us by the nominees. Leonard Tow and Claire Tow are husband and wife. There are no other family relationships between any of the nominees.

Norman I. Botwinik              Director Emeritus, Board of Governors, University                 Director Since 1968
                                of New Haven; President, Botwinik Brothers, Inc.,
                                machine tool sales, 1957-1983; Director, Executive
                                Re, Inc. 1990-1993. Age 84.

Aaron I. Fleischman             Senior Partner of Fleischman and Walsh, L.L.P., a                 Director since 1989
                                Washington, DC, law firm specializing in
                                regulatory, corporate-securities, legislative, and
                                litigation matters for telecommunications,
                                regulated utility and transportation companies,
                                since 1976. Director, Southern Union Company. Age
                                62.

Rudy J. Graf                    Vice Chairman of the Board of Directors of Citizens               Director since 2000
                                Communications Company since 2001; President, Chief
                                Operating Officer of Citizens Communications
                                Company, 1999 to present; Chief Executive Officer
                                of Electric Lightwave, Inc., 1999 to present;
                                Director, President and Chief Operating Officer,
                                Centennial Cellular Corp., 1990 to 1999; Director,
                                ELI. Age 52.

Stanley Harfenist               President and Chief Executive Officer of Adesso,                  Director since 1992
                                Inc., manufacturer of hardware for the Macintosh
                                computer, 1993 through 1999; President, Chief
                                Operating Officer and Director of Players
                                International, Inc., 1985 to 1993; Officer, Sega
                                Enterprises, 1982 to 1984; and Officer,
                                Knickerbocker Toy Company, Inc., 1978 to 1982.
                                Director of ELI. Age 69.

Andrew N. Heine                 Private investor; Of Counsel, Gordon Altman                       Director since 1975
                                Butowsky Weitzen Shalov & Wein, September 1995 to
                                December 1999; practicing attorney/investor, 1989
                                to present; Of Counsel, Curtis Mallet-Prevost, Colt
                                & Mosle, October 1987 to 1989; Director, FPA Group.
                                Age 72.

Scott N. Schneider              Vice Chairman of the Board of Directors of Citizens               Director since 2000
                                Communications Company since 2001; Executive Vice
                                President of Citizens Communications Company and of
                                Electric Lightwave, Inc. since 1999; Director from
                                1996 to October 1999, Chief Financial Officer from
                                1996 to October 1999 and Senior Vice President and
                                Treasurer of Century Communications Corp. from 1991
                                to October 1999; Director, Chief Financial Officer,
                                Senior Vice President and Treasurer of Centennial
                                Cellular Company, 1991 to 1999; Director, ELI. Age
                                43.

John L. Schroeder               Director, Morgan Stanley Dean Witter Funds, 1994 to               Director since 1980
                                present; Executive Vice President and Chief
                                Investment Officer, The Home Insurance Company,
                                1991 to 1995; Chairman of the Board and Chief
                                Investment Officer, Axe-Houghton Management, Inc.,
                                and Axe-Houghton Funds, 1983 to 1990; Chartered
                                Financial Analyst. Age 70.

Robert D. Siff                  Consultant, Regional Banks, 1987 to 1999; Director,               Director since 1989
                                Century Communications Corp. 1987 to 1997. Age 76.

Robert A. Stanger               Chairman, Robert A. Stanger & Company, investment                 Director since 1992
                                banking and consulting services, 1978 to present;
                                Publisher, The Stanger Report; Director, Callon
                                Petroleum Company, Inc., exploration and production
                                of oil and natural gas; Director, ELI. Age 61.

Edwin Tornberg                  President and Director, Edwin Tornberg & Company,                 Director since 1992
                                brokers, management consultants and appraisers
                                serving the communications industry, 1957 to
                                present. President and Director, Radio 780, Inc.
                                (Washington, DC), 1977 to present. Vice President
                                and Director, Radio One Five Hundred, Inc.
                                (Indianapolis, IN), 1959 to present. Chairman and
                                Director, New World Radio Inc. (Washington, DC),
                                1992 to present. Chairman, Treasurer and Director,
                                Global Radio, LLC. (Philadelphia, PA), 1997 to
                                present, Chairman and Director, Nations Radio LLC
                                (Annapolis, MD) since 1999. Age 75.

Claire L. Tow                   President, The Tow Foundation; Until October 1999,                Director since 1993
                                Senior Vice President since 1992 and Vice President
                                and Director since 1988 of Century Communications
                                Corp., a cable television company. Age 70.

Leonard Tow                     Chairman and Chief Executive Officer, Citizens                    Director since 1989
                                Communications Company, 1990 to present; Chief
                                Financial Officer, 1991 to 1997. Chief Executive
                                Officer and Director of Century Communications
                                Corp., a cable television company, since its
                                organization in 1973 to October 1999, and Chairman
                                of the Board 1989 to October of 1999 and Chief
                                Financial Officer, 1973 to 1996; Chairman of the
                                Board, ELI. Director, Hungarian Telephone and Cable
                                Corp. Director, United States Telephone
                                Association. Age 72.

Our board of directors recommends that you vote "for" the election of all nominees for director.

   The board of directors held 11 meetings in 2000. Each director attended at least 75% of the aggregate of these meetings and the total number of meetings held by all committees of the board on which he or she served as described below under "Committees of the Board."

Committees of the Board

   The board has standing Executive, Audit, Compensation, Management Development, Nominating, and Retirement Plan Committees.

   Executive Committee. Our Executive Committee is composed of Dr. Tow as Chairman and Messrs. Harfenist, Fleischman, and Stanger. The Executive Committee held one meeting in 2000. During intervals between meetings of the board, the Executive Committee has the power and authority of the board over the management of our business affairs and property, except for powers specifically reserved by Delaware law or by our Restated Certificate of Incorporation.

   Audit Committee. Our Audit Committee is composed of five directors and operates under a written charter adopted by the board of directors, a copy of which is included in this proxy statement as Appendix A. The members of the Audit Committee are Mr. Heine as Chairman and Messrs. Schroeder, Siff, Stanger and Symington, each of whom is independent as required by the listing standards of the New York Stock Exchange. The Audit Committee met nine times in 2000.

   The Audit Committee recommends to the board of directors, the selection of our independent accountants. Management is responsible for our internal controls and the financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards, for issuing a report thereon and for reviewing our Quarterly Reports on Form 10-Q. The Audit Committee's responsibility is to review these processes.

   Compensation Committee. The Compensation Committee is composed of Mr. Stanger as Chairman and Messrs. Botwinik, Harfenist, Symington and Tornberg. The Compensation Committee met five times in 2000. The Committee reviews our general compensation strategies, acts as the Committee for the Citizens Incentive Plan, the Management Equity Incentive Plan, the Equity Incentive Plan, the 2000 Equity Incentive Plan, the Employee Stock Purchase Plan, and the Non-Employee Directors Deferred Fee Equity Plan and establishes and reviews compensation for our Chief Executive Officer and other executive officers.

   Management Development Committee. The Management Development Committee is chaired by Mrs. Tow and Messrs. Harfenist and Siff are its other members. Its function is to foster a high level of cooperation and exchange among members of the management team. The committee met once in 2000.

   Nominating Committee. The Nominating Committee is chaired by Mr. Harfenist, and Messrs. Botwinik and Fleischman are its other members. In 2000, the Nominating Committee did not meet. The committee's function is to recommend candidates for election to the board of directors. The Nominating Committee will entertain written suggestions for nominees from stockholders so long as they are addressed to Mr. Harfenist at our address, on or before the date specified under "Stockholder Proposals" and include a description of the qualifications of the suggested nominee and any information that is required by the regulations of the Securities and Exchange Commission concerning the suggested nominee and his or her direct or indirect securities holdings, or other interests, in us.

   Retirement Plan Committee. The Retirement Plan Committee is composed of Mr. Schroeder as Chairman, and Mrs. Tow and Messrs. Botwinik, Symington and Tornberg. The Retirement Committee oversees our retirement plans. The committee met two times in 2000.

                             AUDIT COMMITTEE REPORT


   The Audit Committee has met and held discussions with management and our independent accountants and has reviewed and discussed the audited consolidated financial statements with management and our independent accountants.

   The Audit Committee has also discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

   Our independent accountants also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Audit Committee discussed with our independent accountants that firm's independence.

   Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange
Commission.

                                            Submitted by:
                                            Andrew N. Heine, Chairman
                                            John L. Schroeder
                                            Robert D. Siff
                                            Robert A. Stanger
                                            Charles H. Symington, Jr.

                            DIRECTORS' COMPENSATION


   Prior to June 30, 2000, each non-employee director was entitled to receive an annual retainer of $30,000, payable quarterly, and a fee of $2,000 plus reasonable expenses for each board meeting attended in person and $1,000 for each board meeting attended by telephone. In addition, Committee chairs of the Audit and Compensation Committees were paid a fee of $4,000, chairs of the other committees a fee of $2,000, and all committee members $1,000 for each committee meeting attended, plus reasonable expenses. Each non-employee director elected to have either 50% or 100% of his or her fee compensation payable in cash, shares of our common stock, or stock units. If a director elected payment of his or her fee compensation in shares of our common stock, those shares would be purchased at the average of the high and low prices on the first trading day of the year in which they were earned, subject to adjustment. If a director elected payment of his or her compensation in stock units, those units would be purchased at 85% of the average high and low prices on the first trading day of the year in which they were earned, subject to adjustment. These stock units, which are payable in either cash or in shares of our common stock at the director's irrevocable election, are held by us until the earlier of the director's retirement or death at which time they will be paid to the director in accordance with his or her election. Directors also received an annual stock option award under the Non-Employee Directors' Deferred Fee Equity Plan in the amount of 5,000 options.

   Effective June 30, 2000, the annual retainer was eliminated and the non-employee director compensation for the remainder of year 2000 was payable, at the director's election, in the form of either 2,500 stock units or 10,000 stock options. In addition, the previous fee structure for meetings attended was eliminated and each non-employee director became entitled to receive a fee of $2,000 plus reasonable expenses for each meeting attended in person or by telephone. Committee chairs are paid an annual retainer of $5,000. The Audit Committee Chair was also paid $5,000 for his additional time and effort expended in drafting and adopting the Audit Committee Charter. The Compensation Committee Chair was also paid $5,000 for his time and effort expended in negotiating a new employment agreement with Dr. Tow.

   Non-employee director compensation for the year 2001 also became effective June 30, 2000. Each non-employee director is entitled to receive annual compensation in the form of either 5,000 stock units or 20,000 stock options. In addition, each non-employee director will continue to receive a fee of $2,000 plus reasonable expenses for each meeting attended in person or by telephone and Committee chairs will be entitled to a $5,000 retainer. A director may continue to elect to have either 50% or 100% of his or her fees, or in the case of committee chairs their annual retainer, payable in cash, shares of our common stock, or stock units. If a director elects payment of his or her fees in shares of our common stock, those shares will be purchased at the average of the high and low prices on the first trading day of the year in which they are earned, subject to adjustment. If a director elects payment of his or her fees in stock units, those units will be purchased at 85% of the average of the high and low prices on the first trading day of the year in which they are earned, subject to adjustment. These stock units, which are payable either in cash or in shares of our common stock, as per the director's irrevocable election, will be held by us until the earlier of the director's retirement or death at which time they will be paid to the director in accordance with his or her election. Directors will continue to receive an annual stock option award under the Non-Employee Directors' Deferred Fee Equity Plan which is currently fixed at 5,000 options.

   At this time, Messrs. Stanger and Harfenist are non-employee directors of both us and ELI. Directors who are also our employees or employees of ELI are not entitled to receive compensation for services rendered as directors. Prior to June 30, 2000, each director of ELI who was neither our employee nor an employee of ELI was entitled to receive an annual retainer of $30,000, an additional fee of $1,000 plus reasonable expenses for attending each meeting of the ELI board of directors, or committee meeting, and a fee of $2,000 for each meeting for which that director served as chairman. Effective June 30, 2000, each director of ELI who is neither our employee nor an employee of ELI became entitled to receive annual compensation for the remainder of the year 2000 in the form of either 2,500 stock units representing Class A Common Stock of ELI or options for 10,000 shares of Class A Common Stock of ELI. For the year 2001, such directors are entitled to receive either 5,000 stock units or 20,000 stock options. The awards of stock units and stock options are made pursuant to ELI's Equity Incentive Plan. In addition to the stock units or stock options, each non-employee director is entitled to receive a fee of $2,000 plus reasonable expenses for each meeting attended in person or by telephone. Committee chairs are paid an annual retainer of $5,000. All of these fees, or in the case of committee chairs, the annual retainers, are payable in cash, shares of Class A Common Stock of ELI, or stock units representing Class A Common Stock of ELI similar to those stock units representing our common stock for our directors' compensation described above. If a director elects payment of his fees or retainer in stock or stock units, those shares or units will be purchased at 85% of the fair market value subject to adjustment. Each director of ELI who is not our employee or an employee of ELI will also receive an annual grant of options for 7,500 shares of Class A Common Stock of ELI, exercisable at an exercise price per share equal to the market price of the Class A Common Stock on the first trading day of each year.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


   The Compensation Committee of the board of directors is composed of five independent directors who are responsible for setting and administering compensation, including base salaries, annual incentives and stock-based awards paid or awarded to our executive officers. The Compensation Committee oversees and approves incentive plan design, costs and administration. This report discusses the Compensation Committee's activities as well as its development and implementation of policies regarding compensation paid to our executive officers for 2000.


                      COMPENSATION OF THE EXECUTIVE GROUP

   This section discusses our 2000 strategy for our compensation programs. The compensation of our Chief Executive Officer is discussed separately in this report.


                             COMPENSATION STRATEGY


o Offer a competitive mix of total compensation relative to the communications industry.

o Ensure plans enable us to attract and retain employees of outstanding ability by having flexibility based on the various labor market demands for critical skill sets.

o Align the compensation plans across the company in order to recognize that achievement of financial goals contribute to our overall success.

o Continue to increase performance-based compensation so that rewards to employees have a direct correlation to shareholder value. In 2000, begin transitioning to more pay at risk for certain levels in the organization by holding base salaries flat and increasing the cash incentive opportunities at certain levels of the organization.

o    Create stock ownership at all levels in the organization.

Base Salary

   The Compensation Committee reviews recommendations and sets the salary levels of executive officers in the spring of each year. This review is based on the duties and responsibilities which we expect each executive to discharge during the current year, the executive's performance during the previous year and the executive's total cash compensation opportunity. We perform external market comparisons relative to industry-specific peers, based on individual job responsibility.

Annual Cash Incentives

   To retain and incent employees, the Citizens Incentive Plan offers a competitive mix of total cash compensation relative to comparable industry norms. Under the Citizens Incentive Plan, target incentives are assigned for each level based on an analysis of incentive pay practices in the various industries in which we operate. The criteria for payout of awards is our financial performance. The financial measures used are revenue and earnings before interest, taxes, depreciation and amortization (EBITDA). The Public Services sector uses one additional measure, which is safety. Goals are established no later than the first quarter of the year for the full year. The plan criteria may be revised each year to reflect changes in our business strategy.

   The Citizens Incentive Plan has a voluntary deferral option for employees deemed to be highly compensated under Department of Labor guidelines. These employees can elect to defer all or part of their cash incentives each year into an interest-bearing account.

1999 Annual Cash Incentive Awarded in 2000

   The annual cash incentives approved by the Compensation Committee in March 2000 were based on 1999 performance. We achieved our financial goals and overall the incentive pools were funded at 112.5% of the total target pool. 1,727 employees received Citizens Incentive Plan awards, representing 99% of the employees eligible to receive an award.

2000 Annual Cash Incentive Awarded in 2001

   The annual cash incentives approved by the Compensation Committee in March 2001 were based on 2000 performance. We achieved our financial goals and overall the incentive pools were funded at 90% of the total target pool. 1,809 employees received Citizens Incentive Plan awards, representing 99% of the employees eligible to receive an award.

Common Stock Long-Term Incentives

   The purpose of the Equity Incentive Plan is to provide common stock-related compensation to ensure that we can effectively attract, motivate, and retain executives and employees in our business sectors. Stock options awarded in 2000 were granted in accordance with the Equity Incentive Plan. All stock options awarded are non-qualified and are awarded at fair market value. Beginning in 2001, vesting has changed from three years to four years.

   Within the Equity Incentive Plan, there are two separate award programs: the Management Stock Option Plan and the Outstanding Citizen Award. The Management Stock Option Plan is designed to grant stock options to executives and other key management employees for individual contributions toward achievement of financial goals. Target awards are based on job level and are designed to compensate our employees consistent with the long-term incentive compensation of companies in comparable industries.

   The Outstanding Citizen Award is designed to recognize and reward key employees below the management level who are considered to have high potential and who have made exceptional contributions. Recommendations can be made for up to 10% of the eligible population and are at the discretion of the employee's manager.

   In October 2000, the Compensation Committee granted stock option awards to 169 executives/managers under the Management Stock Option Plan based on 1999 performance. A total of 555 employees received stock option awards under the Outstanding Citizen Award representing 12.6% of the eligible employees.

   The Compensation Committee will consider Equity Incentive Plan Awards for 2000 performance in the spring of 2001. Beginning with 2000 awards, Equity Incentive Plan Awards will only be distributed if the prior year's EBITDA target is achieved.

   In May 2000, the Compensation Committee approved the 2000 Equity Incentive Plan, and, as amended, on March 20, 2001, which is subject to shareholder approval. Such plan is described elsewhere in this proxy statement and the full text thereof is included as Appendix B hereto. Awards of options to purchase an aggregate of 2,141,067 shares of our common stock have been granted under the new plan.

Other

   The Compensation Committee approves terms of employment offers to new executives and other officers.

                  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER


   A new employment agreement effective as of October 1, 2000 between Dr. Tow and us establishes the base annual salary and other items included in the "Other Annual Compensation" and "All Other Compensation" columns in the Summary Compensation Table or referred to under the caption "Employment Agreement."

   In 2000, in lieu of an Annual Cash Incentive for 1999 performance, the Compensation Committee agreed to grant Dr. Tow 72,727 shares of our common stock which will be awarded on January 1 of the year after his retirement. On January 1, 2001, Dr. Tow was granted an additional 250,000 options to purchase shares of our common stock. The options vest at a rate of 33 1/3% per year beginning on January 1, 2002 with an exercise price of $12.9070 per share. The options expire December 31, 2010. The Compensation Committee in 2000 also agreed to grant Dr. Tow 1,518,750 shares of our common stock which will be awarded on January 1 of the year after his retirement. Such award is in recognition of Dr. Tow's investment foresight that enabled us to realize significant gains on our investments in certain cable television and cellular telephone companies.

   The Compensation Committee will consider awards under the 2000 Equity Incentive Plan for 2000 performance in the spring of 2001.

   In reviewing Dr. Tow's incentive compensation for 2000, the Compensation Committee also will consider the implementation of our long-term objectives as established by the board of directors. Principal among these is the mandate to expand and enlarge the scope and size of our communications activities through acquisitions, viewed by the board as vital to our success. The employment agreement referred to in this section is summarized in a later section of the proxy statement under the heading "Employment Agreement."

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the company's chief executive officer or any of the four most highly compensated executive officers (other than the chief executive officer). Section 162(m) provides that qualifying performance-based compensation will not be subject to the tax deduction limit if certain requirements are met. While our incentive compensation programs are designed to facilitate compliance with Section 162(m), and in most cases the Compensation Committee intends to maximize the corporate tax deduction, the Committee believes that the Company must attract and retain qualified executives to manage the Company and that in some instances, the Compensation Committee may need the flexibility to offer compensation that exceeds the Section 162(m) threshold for deductibility. Total compensation paid to Dr. Tow in 2000, and total compensation scheduled to be paid to Dr. Tow and Mr. Graf in 2001, may cause the Section 162(m) limitation to be exceeded for those years. In addition, if Dr. Tow's employment terminates prior to the end of the term of employment, payments required to be made to him are expected to exceed $1 million but, depending on the year of payment and depending on deferral arrangements, may not be subject to the limitation on tax deductibility.

                                     Robert A. Stanger, Chairman
                                     Norman I. Botwinik
                                     Stanley Harfenist
                                     Charles H. Symington, Jr.
                                     Edwin Tornberg

                              EMPLOYMENT AGREEMENT


   Effective as of October 1, 2000, we and Dr. Tow entered into a new employment agreement which replaced the then effective 1996 employment agreement. The 2000 agreement provides for Dr. Tow's continuing service as our Chairman and Chief Executive Officer for the term of employment, October 1, 2000 through the end of 2005, and as an advisor-consultant for an additional five-year advisory period. Dr. Tow will be paid an annual base salary of $900,000 for the term, which is the same base salary provided under the 1996 agreement. The 2000 agreement also provides for Dr. Tow to receive additional risk-based compensation as described below. Dr. Tow is eligible to participate in all employee benefit and compensation plans.

   After the term, he will receive compensation of $500,000 per year for advisory services during the advisory period. We may elect to eliminate the advisory period and the requirement of making such annual payments during such period and instead provide life insurance coverage of $7 million through a program of split-dollar arrangements payable to his estate or family or a trust for their benefit. In lieu of such coverage, we would be required to pay Dr. Tow the sum of $3.2 million.

   The 1996 agreement included a performance share grant of 500,000 shares (now 559,974 shares due to stock dividends) of common stock, which shares are restricted. In consideration of Dr. Tow entering into the 2000 agreement, these restricted shares are to be increased by 250,000 to 809,974 and an additional 750,000 restricted shares are to be granted to Dr. Tow.
Restrictions on transfer will lapse at the end of the term, or upon death, earlier termination of employment, or certain corporate events. The restricted shares are subject to reduction under certain circumstances based on our EBITDA, as defined in the 2000 agreement, for the year of termination in accordance with a formula and to further proportionate reductions as set forth below. We also granted to Dr. Tow options to purchase 2,500,000 shares of common stock. Such options vest at the rate of 250,000 shares per year beginning on December 31, 2000, which vesting would accelerate upon expiration of the term or earlier termination for any reason other than good cause. The options have a 10 year term. The exercise price for the first 500,000 shares is the fair market value on October 1, 2000 and the exercise price for each additional 500,000 shares is $2.00 above the exercise price of the immediately preceding installment.

   To compensate for the inability to take into account under the company's pension plan compensation paid to Dr. Tow in excess of $170,000 per year, the 2000 agreement provides for additional life insurance coverage of $15,000,000 provided through a program of split-dollar arrangements payable to his estate or family or a trust for their benefit. Such coverage is in addition to a $6,000,000 second-to-die policy provided for in the 1996 agreement which continues in effect (and which will permit us to recover our costs). In the event Dr. Tow and/or his wife are not accepted for said insurance by reason of medical conditions, then in lieu of such insurance we are to pay to Dr. Tow or his estate the sum of $7 million subject to reduction if the Agreement is terminated for good cause. All of the insurance arrangements purchased by us have been structured so that all of our costs, including the time value of funds, in providing such benefits should be recovered from insurance proceeds. Dr. Tow is restricted from engaging in competition materially detrimental to us. He is, however, permitted to be a director, non-working partner, non-working officer or stockholder of other businesses. During their lifetimes, Dr. Tow and his wife will continue to participate in our health and other benefit plans, and, after his retirement from full-time employment, we will provide offices and support staff.

   All payments due to Dr. Tow will accelerate in the event we merge, consolidate with or transfer all or substantially all of our assets or stock to another entity with net worth lower than ours immediately preceding such transaction. Additionally, Dr. Tow may terminate the agreement in the event of a merger in which we are not the surviving company or in the event of a consolidation or transfer of all or substantially all of our assets or stock. If an actual change of control, as defined in the 2000 agreement, occurs, which includes, among other events, the acquisition by a person or group of 15% or more of our voting securities and certain changes in the board of directors, Dr. Tow will thereafter have the option exercisable by notice to us to acquire up to 10,000,000 shares of common stock at a price per share equal to the fair market value of the stock on the date notice is given. All shares covered by the 2000 agreement will be adjusted to reflect the occurrence after October 1, 2000 of stock dividends, stock splits, or new issuances to holders of common stock of options, warrants, rights to acquire additional shares, or similar events.

   If Dr. Tow's employment is terminated for good cause, as defined in the 2000 agreement, he will be entitled to receive his base salary through termination. His vested options as of termination shall be exercisable and restrictions on a proportionate number of his restricted shares shall lapse, based on duration of term through termination and the EBITDA test. Dr. Tow's split-dollar life insurance benefits would continue to be available, subject to certain reductions. If Dr. Tow's employment terminates for any reason other than good cause, he would also be entitled to receive his base salary for the remainder of the term plus a bonus for the remainder of the term based on average annual bonus paid prior to termination. All of his unvested options would immediately vest and all restrictions on his restricted shares would lapse. In addition, if we terminate the advisory period for any reason other than good cause, we would be required to pay Dr. Tow $3.2 million less the amount of all advisory payments made to him through termination. In the event that Dr. Tow's entitlements are deemed to constitute excess parachute payments for tax purposes, we will pay any taxes resulting to him.


                         EXECUTIVE RETIREMENT AGREEMENT


   In connection with David B. Sharkey's resignation as President and Chief Operating Officer of ELI and as one of our Vice Presidents, we have entered into a severance agreement with Mr. Sharkey dated February 1, 2001. Pursuant to such agreement, ELI made a payment to Mr. Sharkey of $125,000 along with an additional payment of $125,000 for Mr. Sharkey's assistance in transitioning his duties to his replacement and for Mr. Sharkey's reasonable availability to management of Citizens and ELI to provide them with information concerning the business and financial operations of ELI. ELI also paid Mr. Sharkey the present value of his split dollar life insurance policy, which amounted to $300,000. ELI also agreed to provide continuing medical, dental and vision insurance for Mr. Sharkey for a period up to eighteen months and the same coverage for his family for a period up to twelve months from the date his employment terminated. Such coverage shall cease upon Mr. Sharkey's obtaining similar insurance from a subsequent employer. Any stock options granted to Mr. Sharkey pursuant to either ELI's or our equity incentive plans which otherwise would have been forfeited upon termination of employment, became exercisable upon the date of the agreement.

                           SUMMARY COMPENSATION TABLE


   The following table sets forth, for services rendered to us and our subsidiaries for each of the fiscal years ended December 31, 2000, 1999 and 1998, the compensation awarded to, earned by or paid to (i) our Chief Executive Officer; and (ii) the four other most highly compensated executive officers for 2000 who were serving as our executive officers on December 31, 2000.


                                           Annual Compensation                       Long-term Compensation
                                 -----------------------------------------    ------------------------------------
                                                                                             Awards       Payouts
                                                                                           ----------    ---------
                                                                                           Securities
                                                                                           Underlying    Long-term
                                                                 Other       Restricted     Options/     Incentive
                                                                 Annual         Stock         SARs         Plan       All Other
Name and Position               Year   Salary    Bonus (1)    Compensation     Awards        (#)(2)       Payouts   Compensation
-----------------------------   ----  --------   ---------    ------------   ----------    ----------    ---------  ------------
L. Tow ......................   2000  $900,000    $      0         $0            $(3)       2,500,000       $0        $485,501(4)(5)
 CEO and Chairman               1999   900,000           0          0             (3)         350,000        0         162,631(6)
                                1998   900,000           0          0             (3)               0        0         333,377(7)(8)

Rudy J. Graf ................   2000  $500,000    $475,000         $0            $(3)         100,000       $0        $ 11,539(4)
 Vice Chairman, President       1999   150,000    $600,000          0             (3)         250,000        0               0
 and COO

Scott N. Schneider ..........   2000  $300,000    $285,000         $0            $(3)         100,000       $0        $      0
 Vice Chairman and Executive    1999    50,000     300,000          0             (3)         250,000        0               0
 Vice President

D.B. Sharkey(9) .............   2000  $256,250    $      0         $0            $(3)               0       $0        $ 36,704(4)
 Former Vice President          1999   259,375     203,438(10)      0             (3)               0        0          32,295(6)
 and Former President,          1998   229,167     150,000(10)      0             (3)               0        0          33,759(7)
 Electric Lightwave, Inc.

John H. Casey, 3rd ..........   2000  $236,538    $237,500         $0            $(3)         112,500       $0        $      0
 Vice President and Chief       1999    26,923     210,000          0             (3)          50,000        0               0
 Operating Officer,
 Telecommunications Sector

---------------
(1) All amounts in the column, unless otherwise indicated, were paid under the Citizens Incentive Plan. Amounts granted are for performance for the stated Salary Year, but are determined and awarded in the subsequent year.
(2) Number of shares underlying options adjusted to reflect subsequent stock dividends. All awards shown are options; we have not awarded any SARs.
(3) On October 19, 1998, Dr. Tow was granted 141,655 performance shares. As of December 31, 2000, the total number of restricted or performance shares held by Dr. Tow was 559,974 with a market value as of December 31, 2000 of $7,349,659. Performance shares granted on October 19, 1998, have vested because we have achieved the EBITDA goal for the period from October 1, 1998, through December 31, 1999. The goal consisted of EBITDA targets for the Communications and Public Services sectors and did not include ELI. On September 9, 1999, Mr. Graf was granted 300,000 restricted shares which vest in three equal installments beginning on September 9, 2000. As of December 31, 2000, the total number of restricted shares held by Mr. Graf was 200,000 shares with a market value of $2,625,000. On November 1, 1999, Mr. Schneider was granted 100,000 restricted shares which vest in three equal installments beginning on November 1, 2000. As of December 31, 2000, the total number of restricted shares held by Mr. Schneider was 66,666 shares with a market value of $874,991. On November 1, 1999, Mr. Casey was granted 200,000 restricted shares which vest in three equal installments beginning on November 1, 2000. As of December 31, 2000, the total number of restricted shares held by Casey was 133,333 shares with a market value of $1,749,996. Recipients of performance shares have the right to vote and receive dividends, if paid, on such shares.
(4) Represents our matching contribution to the named executive officer's 401(k) plan ($5,100 for each executive officer) and also includes the matching contribution to our Executive Deferred Savings Plan of $23,145, $6,489, and $1,754, for Dr. Tow, Mr. Graf and Mr. Sharkey, respectively. Also included is the 2000 economic benefit of split-dollar life insurance for Dr. Tow and Mr. Sharkey of $155,093 and $29,850, respectively. We used the premium ratio method to calculate the economic benefit of split-dollar life insurance for 2000. We calculated the economic benefit of split dollar life insurance for 1998 that is set forth in footnote (7) to the Summary Compensation Table using the adjusted prorated unit credit method.
(5) Includes $226,050 which represents the pretax cost to us under Dr. Tow's employment agreement of the term portion of split-dollar insurance arrangements. See footnote 7 to the Summary Compensation Table. Includes $76,113 which represents a financial services payment to Dr. Tow.
(6) Represents our matching contribution to the named executive officer's 401(k) plan ($4,800 for each executive officer so noted) and for Dr. Tow also represents the matching contribution to our Executive Deferred Savings Plan of $22,200. Additionally, $135,631 and $27,495 represent the 1999 economic benefit of split-dollar life insurance for Dr. Tow and Mr. Sharkey, respectively. We used the premium ratio method to calculate the economic benefit of split dollar life insurance for 1999. We calculated the economic benefit of split-dollar life insurance for 1998 that is set forth in footnote (7) to the Summary Compensation Table using the adjusted prorated unit credit method.
(7) Represents our matching contribution to each named executive officer's 401(k) and also represents the matching contribution to our Executive Deferred Savings Plan of $22,500 for Dr. Tow. Additionally, $28,759 represents the 1998 economic benefit of split-dollar life insurance for Mr. Sharkey. There was no economic benefit of split-dollar life insurance for Dr. Tow in 1998.
(8) Includes $305,877 which represents the pretax cost to us under Dr. Tow's employment agreements of the term portion of split-dollar insurance arrangements for the three year period commencing with 1995. The split-dollar insurance arrangements are required under the Memorandum of Understanding entered into on June 21, 1996 that led to the settlement of certain stockholder litigation as a substitution for supplemental retirement benefits which resulted in a reversal of accruals as previously reported. The insurance arrangements purchased by us have been structured so that all of our costs, including the time value of funds, in providing such benefits should be recovered from insurance proceeds.
(9) The full amount of Mr. Sharkey's compensation was attributable to services rendered to ELI and was paid by or charged to ELI. Mr. Sharkey resigned as an executive officer of both us and ELI effective as of February 1, 2001.
(10) Reflects amount paid by ELI in 1999 for 1998 performance and paid in 2000 for 1999 performance.

                               2000 OPTION GRANTS

   The following table sets forth certain information concerning all options to purchase our common stock granted to named executive officers in 2000. No stock appreciation rights were granted in 2000. Option totals are as of the grant date.


                                      Number of      % of Total
                                     Securities     Options/SARs    Exercise
                                     Underlying      Granted to     or Base                  Grant Date
Name                                Options/SARs      Employees      Price     Expiration     Present
----                                 Granted(#)      Fiscal Year     ($/Sh)       Date        Value $(1)
                                    ------------    ------------    --------   ----------    ----------
L. Tow ..........................   2,500,000(2)       45.28%            (2)     9/30/10     15,860,200
Rudy J. Graf ....................     100,000(3)        1.81%       12.97(4)    10/17/10        534,900
Scott N. Schneider ..............     100,000(3)        1.81%       12.97(4)    10/17/10        534,900
D.B. Sharkey ....................           0              0            0             --              0
John H. Casey, 3rd ..............      62,500(3)        1.13%       12.97(4)    10/17/10        334,300

---------------
(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized, if any, by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility and future dividend yield. The pricing model assumes a dividend yield of 0.00%, a riskless rate of return of 5.87%, a six-year term to exercise and volatility of 0.298757.
(2) A total of 250,000 of Dr. Tow's options have vested. Dr. Tow's remaining options granted in 2000 become exercisable at a rate of 10% per year beginning December 31, 2001 and ending December 31, 2009. The exercise prices are $13.47 for 2001, $15.47 for 2002 and 2003, $17.47 for 2004
      and 2005, $19.47 for 2006 and 2007 and $21.47 for the years 2008 and
      2009.
(3) All options become exercisable at the rate of 33 1/3% per year on October 18 of 2001, 2002 and 2003.
(4)   These options were granted on October 18, 2000.


                 AGGREGATED 2000 OPTION EXERCISES AND VALUE OF
                    OUTSTANDING OPTIONS AT DECEMBER 31, 2000

   The following table sets forth certain information concerning options exercised by the named executive officers during 2000 and the number and value of options held by them at December 31, 2000. There were no outstanding stock appreciation rights at December 31, 2000.


                                                                                                             Value Unexercised
                                               Shares                       Number of Unexercised        In-the-money-Options/SARs
                                              Acquired                         Options/SARs at                      at
                                                 On                          Fiscal Year End(#)             Fiscal Year End($)
                                            Exercise(#)                  ---------------------------    ---------------------------
Name                                           Common        Value
----                                           Stock        Realized    Exercisable    Unexercisable    Exercisable   Unexercisable
                                            -----------    ----------   -----------    -------------    -----------   -------------
L. Tow ..................................   1,651,873(1)   $4,331,211    2,216,213       2,733,333       4,417,825      1,314,108
Rudy J. Graf ............................           0               0       83,333         266,667         150,835        301,669
Scott N. Schneider ......................           0               0       83,333         266,667         125,001        249,999
D.B. Sharkey ............................           0               0            0               0               0              0
John H. Casey, 3rd ......................           0               0       66,667         200,000          25,000         50,000

---------------
(1) These shares of common stock are held by Lantern Partners LLC, of which Leonard Tow is the sole member.

   All numbers are as of December 31, 2000 and reflect adjustment for stock splits and stock dividends paid subsequent to the date of grant. The fair market value of the common stock on December 29, 2000 was $12.907 per share. Dollar amounts shown under all columns other than "Value Realized" have not been, and may never be, realized. The underlying options have not been, and may never be, exercised, and actual gains, if any, on exercise will depend on the value of our stock on the date of exercise.

                  CITIZENS COMMUNICATIONS COMPANY PENSION PLAN


   We have a noncontributory qualified retirement plan covering substantially all employees that provides benefits based on formulas related to base salary and years of service. Benefits shown are not subject to reduction for Social Security payments. The following table illustrates the estimated annual plan pension benefits (ten year certain for those who became participants prior to 1976) available to all covered employees (other than Kauai Electric Division employees, Louisiana Gas Division employees, and certain telecommunications bargaining unit employees covered by separate benefit formulas) upon a participant's retirement at age 65 with a spouse age 62 or older. The table also assumes a preretirement death election of 100% joint and survivorship benefits. The remuneration classifications are based on the highest five-year average annual salary and the years of service represent years of credited service. Under federal tax law, remuneration above a specified annual limit may not be credited in the computation of retirement benefits under qualified plans. For 2000, this limit was $170,000. For this reason remuneration above $170,000 has not been included in the table below.


                               Pension Plan Table

      Remuneration (in thousands)                   Years of Service
      ---------------------------           -----------------------------------
                                             5     10    15     20    25     30
                                            ---   ---    ---   ---    ---   ---
      $170..............................    $13   $26    $39   $52    $65   $78


   The number of full years of credited service for individuals participating in the plan and listed in the Summary Compensation Table are nine for Dr. Tow, zero for Mr. Graf, zero for Mr. Schneider, six for Mr. Sharkey and zero for Mr. Casey.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


   The Compensation Committee currently consists of Mr. Stanger as Chairman and Messrs. Botwinik, Harfenist, Symington and Tornberg. None of our executive officers served as: (i) a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as our director.

                         STOCK PRICE PERFORMANCE GRAPH


CITIZENS COMMUNICATIONS CO


                                                             Cumulative Total Return
                                  ------------------------------------------------------------------------------
                                       12/95        12/96         12/97        12/98         12/99        12/00
CITIZENS COMMUNICATIONS COMPANY       100.00        91.55         83.40        71.43        126.67       117.18
DOW JONES INDUSTRIAL AVERAGE          100.00       128.71        160.73       189.86        241.52       229.81
DOW JONES UTILITIES AVERAGE           100.00       109.10        134.19       159.52        149.91       226.01





   The chart above compares our common stock performance with the performance of the Dow Jones Industrial Average Index and the Dow Jones Utilities Average Index by valuing the annual changes in common stock prices from December 31, 1995, through December 31, 2000, as required by Securities and Exchange Commission rules. The chart above assumes in each case an initial investment of $100 on December 31, 1995, and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


   Section 16(a) of the Exchange Act requires our directors, officers and persons holding more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership, reports of changes in ownership and annual reports of ownership of common stock and our other equity securities. Such directors, officers, and 10% stockholders are also required to furnish us with copies of all such filed reports.

   Based solely upon a review of the copies of such reports furnished to us, or representations that no reports were required, we believe that with the exception of one amended Form 4 filed on March 12, 2001 by Dr. Tow, all of our directors, officers and 10% shareholders timely filed all required reports under Section 16(a) in 2000. The amended Form 4 filed by Dr. Tow reflected three transactions.

                              AGREEMENTS WITH ELI


General

   We own, through our wholly-owned subsidiary CU Capital Corp., 100% of the outstanding Class B Common Stock of ELI and 2,287,644 shares of Class A Common Stock of ELI. CU Capital Corp. acquired the shares of Class A Common Stock in the open market through brokerage transactions in the ordinary course of business, solely as an investment, and to insure that we maintain a sufficient economic interest in ELI to permit the continued filing of consolidated tax returns. Leonard Tow, our Chairman of the Board and Chief Executive Officer, is the Chairman of the Board of ELI. Rudy J. Graf, our President and Chief Operating Officer and Vice Chairman of our board of directors, is also the Chief Executive Officer and a director of ELI. Scott N. Schneider, our Executive Vice President and Vice Chairman of our board of directors, is Executive Vice President and a director of ELI. Robert Braden, our Vice President and Chief Operating Officer of the Electric Lightwave Sector, is also President and Chief Operating Officer and a director of ELI. L. Russell Mitten, our Vice President, General Counsel and Secretary, is also the Secretary of ELI. Stanley Harfenist and Robert Stanger, our directors, are also directors of ELI.

   Our relationship with ELI is governed by agreements entered into with ELI in connection with its initial public offering and certain other agreements, the material terms of which are described below.

Administrative Services Agreement

   The Administrative Services Agreement provides for us to render certain financial management services, information services, legal and contract services, human resources services and corporate planning services to ELI. Under the terms of the Administrative Services Agreement, all of the services are rendered by us subject to the oversight, supervision and approval of ELI, acting through its board of directors.

   The administrative costs payable by ELI to us pursuant to the Administrative Services Agreement are not expected to exceed the fees that would be paid if such services were to be provided by an independent third party.

   The Administrative Services Agreement will terminate on December 31, 2005, unless earlier terminated by us or by ELI. The Administrative Services Agreement will be renewed automatically for additional terms of two years unless either party gives at least six months written notice before a scheduled termination date. The Administrative Services Agreement can be terminated upon a material breach and will be terminated upon a change of control of ELI. Pursuant to the Administrative Services Agreement, $7,413,000 in fees were payable to us for 2000 by ELI, excluding reimbursements for costs.

Tax Sharing Agreement

   As ELI is included in our consolidated income tax group, ELI's federal income tax liability is included in the consolidated federal income tax liability of us and our subsidiaries. ELI is also included with some subsidiaries in combined, consolidated or unitary income tax groups for state and local tax purposes. We and ELI are parties to a federal, state and local tax sharing agreement. Pursuant to the Tax Sharing Agreement, we and ELI make payments between us such that, with respect to any period, the amount of taxes to be paid by ELI, subject to certain adjustments, will generally be determined as though ELI were to file separate federal, state and local income or franchise tax returns (including, except as provided below, any amounts determined to be due as a result of a re-determination of our tax liability arising from an audit or otherwise). ELI is responsible for any tax liability due any foreign jurisdiction arising from its business activities. The Tax Sharing Agreement will remain in effect so long as any taxing jurisdiction requires the filing of a combined tax return by both ELI and us.

   We have sole and exclusive responsibility for (i) preparing any tax returns (including amended returns or claims for refund) of ELI; (ii) representing ELI with respect to any tax audit or tax contest; (iii) engaging outside counsel and accountants with respect to tax matters regarding ELI; and (iv) performing such other acts and duties with respect to ELI's tax returns as we determine is appropriate. The amounts that ELI will pay under the Administrative Services Agreement will encompass reimbursement to us for all direct and indirect costs and expenses incurred with respect to ELI's share of the overall costs and expenses incurred by us with respect to tax related services.

   Each member of a consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax Sharing Agreement allocates tax liabilities between us and ELI, during the period in which ELI is included in our consolidated group, ELI could be liable in the event that any federal tax liability is incurred, but not discharged, by any other member of our consolidated group.

Indemnification Agreement

   We and ELI are parties to an indemnification agreement. The Indemnification Agreement provides that ELI will indemnify us for any liabilities incurred by us under any guarantees of ELI's obligations or liabilities of ELI and that ELI will pay us for our direct costs, if any, of maintaining such guarantees.

Registration Rights Agreement

   We and ELI are parties to a Registration Rights Agreement. The Registration Rights Agreement provides that, upon our request, ELI, at its expense, will use its best efforts to effect the registration under the applicable federal and state securities laws of any of the shares of common stock (and any other securities issued in respect of or in exchange therefor) held by us for sale in accordance with ELI's intended method of disposition thereof and will take such other actions necessary to permit the sale thereof in other jurisdictions, subject to certain specified limitations. We will also have the right, at our expense, to include the shares of common stock held by us in certain other registrations of common equity securities of ELI initiated by ELI on its own behalf or on behalf of its other shareholders.

Customers and Service Agreement

   We and ELI are parties to a Customers and Service Agreement. The Customers and Service Agreement contains provisions prohibiting ELI from competing with us for customers in our existing service areas and in certain new lower density territories which we were or will be first to enter after ELI's initial public offering. We have agreed that we will not compete with ELI in the service territories in which we provided services prior to ELI's initial public offering and in certain new higher density territories which ELI was or will be first to provide services after ELI's initial public offering. Neither we nor ELI may solicit an existing wholesale customer of the other company for services which such customer is currently receiving under contract from the other company. The relevant provisions were intended to permit ELI to continue all activities in which it engaged prior to its initial public offering, and to expand into related markets. The Customers and Service Agreement will remain in effect until we cease to own a majority of the voting interest of the capital stock of ELI or our designees cease to constitute a majority of ELI's directors.

Citizens' Guarantees of ELI's Obligations

   Lease

   In June 1995, ELI entered into agreements to lease certain equipment to be constructed for ELI. The lessor has agreed to commit up to a maximum of $110,000,000 of the cost of purchasing and installing the equipment. Rental obligations for the equipment commenced in June 1995, and, with renewal options, will expire on April 30, 2002. We have guaranteed all obligations of ELI under the Lease and ELI is required to pay us a guarantee fee of 3.25% per year of the amount of the lessor's investment in the leased assets. At December 31, 2000, $110,000,000 was outstanding on the lease.

   Credit Facility

   On November 2, 1997, ELI entered into a five-year, $400 million revolving credit facility with Citibank, as agent for a group of lending banks. We have agreed to guarantee all debt obligations under the credit facility. The credit facility requires that we maintain a minimum net worth of at least $1 billion and continue to own at least 51% of the outstanding common stock of ELI. ELI has agreed to pay us a guarantee fee at a rate of 3.25% per year based on the average balance outstanding. At December 31, 2000, ELI had outstanding loans payable to Citibank in the amount of $400 million.

   ELI Senior Unsecured Notes

   In April 1999, ELI completed an offering of $325 million of five-year senior unsecured notes. The notes have an annual interest rate of 6.05% and will mature on May 15, 2004. We have guaranteed the payment of principal, any premium, and interest on the notes when due. ELI has agreed to pay us a guarantee fee at a rate of 4.0% per year based on the average outstanding balance. At December 31, 2000, ELI had $325 million principal amount of these notes outstanding.

   For 2000, the amount payable to us by ELI was $27.8 million in fees for guarantees to ELI under the lease, the revolving credit facility and the senior unsecured notes.

   License Agreement Guaranty

   ELI has entered into a license agreement with the Bonneville Power Administration whereby ELI will obtain a license to use fiber optic cable on Bonneville's transmission system. On May 15, 2000, we entered into a guaranty agreement with Bonneville under which we guaranty the payment of the license fee, annual maintenance fee and any liquidated damages provided for in the license agreement.

Refinancing of Obligations

   We and ELI have agreed that, if we intend to reduce our economic interest in ELI to less than 51%, we will be entitled to request ELI to refinance its obligations under the lease and the credit facility and ELI will be obligated to use its best efforts to do so. This refinancing would occur when we reduce our economic interest in ELI to less than 51%.

Telecommunications Services

   Citizens Communications has transactions in the normal course of business with ELI. Our communications sector is an Incumbent Local Exchange Carrier ("ILEC") in certain markets in which ELI provides services. In order to provide services in those markets, ELI purchases access from our communications segment. ELI is charged the full-tariff rate for those services, which was $1,750,000 in 2000, representing usage-based charges for the services provided. Our communications segment purchases certain services from ELI at prevailing market rates. In 2000, ELI recognized revenue in the amount of $2,995,000 for these related party transactions.

Network Capacity Lease

   In 1996, ELI entered into an agreement to lease rights to fiber optic lines on ELI's network to us over 10 years for a monthly fee of $30,000.

   In 1999, ELI entered into an agreement to lease certain capacity on its network to us over 20 years. Performance under this agreement began when services were activated during 2000. We paid ELI $6.5 million under this agreement in 2000.

Intercompany Agreement

   We, along with ELI, desire to provide compensation incentives for certain employees of ELI for high levels of performance and productivity. Therefore, we entered into an Intercompany Agreement dated as of September 11, 2000 with ELI whereby we granted to certain employees of ELI an aggregate of 205,000 shares of our common stock in the form of restricted stock awards pursuant to the Citizens Communications Company Equity

Incentive Plan and in consideration for our restricted stock awards, ELI has agreed to grant us 263,425 shares of restricted ELI Class B Common Stock. The 263,425 shares of restricted ELI Class B Common Stock had on September 11, 2000 a fair market value equivalent to the fair market value of our restricted stock awards. The restrictions on a proportionate number of ELI Class B Common Stock will lapse with the lapse of restrictions on our stock. Our Compensation Committee and the Compensation Committee of ELI have approved the Intercompany Agreement.

Intercompany Revolving Credit Agreement

   On October 30, 2000, we entered into a revolving credit facility with ELI for $450 million with an interest rate of 15% and a final maturity of October 30, 2005. Funds of $260 million for general corporate purposes are available to be drawn by ELI until March 31, 2002. The remaining balance may be drawn by ELI to pay interest expense due under the facility. In 2000, we advanced $38 million to ELI.

Other

   In the future, additional transactions may occur and agreements may be reached between us and ELI in a number of areas relating to our past and ongoing relationships, including potential acquisitions of businesses or properties or other corporate opportunities, potential competitive business activities, payment of dividends, incurrence of indebtedness, guarantees, tax matters, financial commitments, marketing functions, indemnity arrangements, registration rights, administrative and services arrangements, and issuances or sales of capital stock of ELI.


              CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS


   Fleischman and Walsh LLP, of which Aaron Fleischman (a director) is Senior Partner, performed legal services for us for which it was paid approximately $2.2 million in 2000. We propose to retain Fleischman and Walsh during the current year.

   Mr. Livingston E. Ross, our Vice President, Reporting and Audit, is currently indebted to us in the amount of $150,000, which was the largest amount outstanding in 2000. The rate of interest on such indebtedness is 5%.


                APPROVAL OF THE CITIZENS COMMUNICATIONS COMPANY
                AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

   The board of directors is submitting for stockholders' approval the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan (the "2000 Plan"). The purpose of the 2000 Plan is to provide compensation incentives for high levels of performance and productivity. The 2000 Plan is intended to strengthen our existing operations through its ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts we depend for our continued efficiency, productivity, growth and development. The 2000 Plan is substantially similar to our 1996 Equity Incentive Plan, with certain differences including the following. Individuals other than employees are eligible to participate in the 2000 Plan, including directors and other service providers. The 2000 Plan provides for grants of phantom stock either as awards under the 2000 Plan or as a result of an exercise of an option. Further, the 2000 Plan does not provide for grants of stock appreciation rights. Lastly, the 2000 Plan does not permit options to be modified to reduce the option price per share.

   The 2000 Plan was originally adopted by the board of directors on May 18, 2000, and, as amended, on March 20, 2001. If the 2000 Plan is approved by the stockholders, it will become effective as of May 18, 2000. Appendix B to this proxy statement contains the complete text of the 2000 Plan.

Description of the 2000 Plan

   Shares Subject To The 2000 Plan

   Awards granted under the 2000 Plan will relate to shares of our common stock. The maximum number of shares of common stock that will be issued pursuant to awards at any time will be no more than 12,500,000 shares. In the event of any changes in the number or kind of outstanding shares of stock by reason of a merger, recapitalization, reorganization, stock split, stock dividend or other corporate capital stock event, the Compensation Committee of the board of directors may make equitable adjustments to the price and other terms of any award previously granted or that may be granted under the 2000 Plan.

   Shares of common stock that were issued and have been forfeited or that were subject to awards that have expired or terminated will remain available for issuance. We can also issue shares of common stock that we received in connection with the exercise of an award.

   No individual will be granted awards in any calendar year covering more than 2,000,000 shares or with a dollar value in excess of $750,000. No awards will be granted more than ten years after the effective date of the 2000 Plan.

   Participation

   All of our directors, officers and employees or those of any of our subsidiaries or other affiliates are eligible for selection to participate in the 2000 Plan. Other individuals who perform services directly or indirectly for us as a consultant or otherwise may also be selected to participate.

   As of February 28, 2001, approximately 6,200 of our employees and employees of our subsidiaries were eligible to participate in the 2000 Plan, including approximately 13 executive officers. In addition, nine directors are eligible to participate in the 2000 Plan.

   The quoted closing price of our common stock on February 28, 2001 on the NYSE was $15.46.

   Administration

   The 2000 Plan is administered by the Compensation Committee consisting of selected members of the board of directors. Subject to the express provisions of the 2000 Plan, the Compensation Committee is authorized to: (a) determine those eligible employees to whom awards may be granted; (b) grant awards to eligible employees; (c) determine the terms and conditions of each award; (d) establish and modify performance objectives; (e) modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise or realization thereof (except if the effect would be to reduce the exercise price of any stock option or to adversely and materially affect the rights of any recipient); (f) prescribe and rescind rules, regulations and policies for the administration of the 2000 Plan; (g) interpret, construe and administer the 2000 Plan and any related award agreement and define the terms used in the 2000 Plan; and (h) make all of the determinations necessary or advisable with respect to the 2000 Plan or any award granted under the 2000 Plan.

   Stock Option Awards

   A stock option, which may be a nonqualified or an incentive stock option, may be granted either alone or in conjunction with one or more other awards. The option price, except in the discretion of the Compensation Committee in the case of new employees, shall be equal to or greater than the fair market value of the underlying common stock on the date of grant. The term of each stock option is also determined by the Compensation Committee but may not exceed ten years from the date of grant.

   Upon exercise, the option price of each stock option is payable by the option holder in cash or, in the sole discretion of the Compensation Committee, by delivering shares of our common stock valued at the then fair market value, or in a combination of cash and shares.

   The Compensation Committee may grant a replacement stock option to an option holder to replace the shares which the option holder delivered to us in payment of the option price in a stock-for-stock exercise or of any withholding taxes. The option price of any replacement stock option may not be less than 100% of the fair market value of the common stock we received on the date of the payment.

   The Compensation Committee may also authorize the holder of a stock option to surrender the right to exercise the stock option in exchange for payment (in cash or in shares) that does not exceed the difference between the option price and the fair market value at that time of the shares for which the right to exercise is being surrendered. Such payment may be made in cash or in shares of our common stock (valued at the then fair market value) or any combination thereof.

   Other Stock-based Awards

   The 2000 Plan also authorizes the Compensation Committee to grant other stock-based awards to eligible individuals, which may consist of awards that are valued in whole or in part by reference to, or otherwise based on, our common stock and may include such awards as restricted stock, phantom stock, performance shares and deferred stock. These other stock-based awards cannot exceed 2,500,000 shares in total. Subject to the terms of the 2000 Plan, the Compensation Committee may determine any and all terms and conditions of other stock-based awards. The performance objectives determined by the Compensation Committee for each performance share award shall be based on: stock price; market share; sales; earnings per share; operating cash flow; free cash flow; net income or loss; net income or loss adjusted to exclude specified items such as gains or losses from extraordinary or non-recurring items and non-cash expense and income, and before specified expense items such as interest depreciation, amortization and income taxes; EBITDA; revenues; return on equity or assets; cost control; or a combination of any of the foregoing.

   Payment or settlement of other stock-based awards will be in cash or in shares of our common stock or in any combination of these as the Compensation Committee determines in its sole discretion. The Compensation Committee may permit payment of withholding taxes due in connection with awards under the 2000 Plan by withholding shares to be issued under the award or by delivery of other shares of our common stock.

   "Change in Control" Provisions

   Awards may include terms that provide for certain changes in the terms of an award as a result of, or in anticipation of, any change in control involving us (as defined below): (i) time periods for purposes of vesting, or realizing gain from, any outstanding award may be accelerated; (ii) we may purchase any outstanding award from the holder for its equivalent value, as determined by the Compensation Committee; or (iii) the Compensation Committee may adjust or modify outstanding awards, including modifying or eliminating performance goals, to maintain and protect the rights and interests of participants.

   A change in control is defined to mean the occurrence of any of the following events: (i) a person or group becomes the owner of stock having 20% or more of the total number of votes that may be cast for the election of directors of the board or 20% or more of the fair market value of our issued and outstanding stock; (ii) a consolidation or merger or sale of assets in which we are not the surviving corporation or pursuant to which our stock will be converted into cash, securities or other property or a sale, lease, exchange or other transfer of all or substantially all our assets; or (iii) as a result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are members of the board before the transaction shall cease to constitute a majority of the board of Citizens Communications.

   These provisions in the 2000 Plan allowing the Compensation Committee to accelerate vesting upon a change in control could in some circumstances have the effect of an "anti-takeover" defense because, as a result of these provisions, a change in control involving us could be more difficult or costly.

   Amendment, Termination and Expiration

   The 2000 Plan will terminate on the earliest of (a) May 18, 2010, (b) the date when all shares of stock reserved for issuance under the 2000 Plan have been acquired through the exercise of options granted under the Plan or otherwise awarded, or (c) any earlier date as may be determined by the board of directors. The board of directors may amend or modify the 2000 Plan at any time. However, no amendment or modification would become effective unless approved by affirmative vote of our stockholders if such approval is necessary or desirable for the continued validity of the 2000 Plan or its compliance with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934 or any other rule or regulation.

   Federal Income Tax Consequences

   The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to awards under the 2000 Plan.

   Stock Options

   Under the Plan, the Compensation Committee may grant options that either qualify or do not qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code. An option holder will realize no taxable income and no deduction will be available to us upon the grant of either type of option. However, the tax consequences of the exercise of the option and subsequent disposition of the shares received upon exercise will depend upon which type of option is granted and when the disposition occurs.

   Incentive Stock Options

   No regular taxable income will be realized by an option holder upon the exercise of an incentive stock option if the holding period and employment requirements contained in the Internal Revenue Code are met. However, the spread between the exercise price and the fair market value on the date of exercise will be an item of tax preference that may give rise to alternative minimum tax liability at the time of exercise. In order to receive capital gains treatment, certain holding requirements must be met. Under the holding requirements, the option holder must not dispose of the shares within two years of the date the option was granted nor within one year from the time of exercise; and the option holder generally must exercise the option while employed by us or our subsidiaries or within three months after the termination of such employment.

   Upon the subsequent disposition of shares acquired through the exercise of an incentive stock option after satisfaction of the above holding period and employment requirements, any gain or loss realized upon such disposition will be long-term capital gain or loss; and we will not be entitled to any income tax deduction in respect to the exercise of the option or the disposition of the shares received upon exercise. For purposes of determining the amount of such gain or loss, the option holder's tax basis in the shares will be the option price.

   If the holding period or employment requirements are not met, the option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the option holder will recognize ordinary income at the time of disposition of the shares, generally in an amount equal to the excess, if any, of the fair market value of the stock at exercise, over the option price. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the option holder sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. We and our subsidiaries will be allowed a tax deduction to the extent the option holder recognizes ordinary income.

   Nonqualified Stock Options

   At the time of exercise of a nonqualified option, an option holder will realize income taxable at ordinary income tax rates, and we will be entitled to a tax deduction, in the amount by which the then fair market value of the shares purchased exceeds the option price of the shares. The option holder may be subject to the withholding requirements of the tax law.

   Upon the subsequent disposition of shares received upon exercise of a nonqualified option, an option holder will also realize income or loss in an amount equal to the difference between the sales price of the shares and the fair market value of the shares used for computing ordinary income or loss realized in connection with the exercise of the option. The income or loss will be long- or short-term capital gain or loss depending upon the length of time the shares have been held from the date as of which ordinary income or loss was recognized in connection with the exercise of the option.

   All Stock Options

   If an option holder tenders shares of our common stock in part or in full payment of the option price for shares to be acquired through the exercise of an option, the option holder generally will not recognize any taxable gain or loss on the tendered shares. However, if the shares tendered were previously acquired upon the exercise of an incentive stock option and such exercise occurs prior to satisfaction of the holding period requirement for the tendered shares, the tender of such shares will be an early disposition with the tax consequences described above for an early disposition of shares acquired upon exercise of an incentive stock option.

   In the case of a tender of shares in partial or full payment of the option price, the option holder's tax basis in the shares received upon exercise of the option is not uniform. The number of shares acquired equal to the number of shares tendered will take the tax basis of the tendered shares including the effect of the tax consequences of any early disposition. The additional shares acquired in excess of the number of shares tendered will have a tax basis generally equal to the fair market value of such shares at the time of the option exercise. In the case of an incentive stock option, the tax basis in the additional shares will be zero.

   Cash payments by us to an option holder upon surrender of the right to exercise any stock option are taxable to the option holder at ordinary income tax rates and deductible by us at the time of payment. When such payments are made in shares of our common stock, the fair market value of the shares at the time of payment are taxable to the option holder at ordinary income tax rates and deductible to us. Upon the disposition of the shares received, taxable income or loss also will be realized in an amount equal to the difference between the sales price of the shares and the fair market value of the shares on the date they were taxable to the option holder. The income or loss will be a long- or short-term capital gain or loss depending upon the period of time the shares have been held by the option holder.

   Other Stock-based Awards

   An employee will not realize any taxable income upon the grant of an award of restricted stock subject to substantial restrictions, such as a requirement of continued performance or the attainment of performance objectives, unless the employee elects to be taxed at that time in accordance with Section 83 of the Internal Revenue Code. Upon the lapse of restrictions on restricted stock which occur in accordance with terms of such restriction, the employee will realize taxable income and we will be entitled to a corresponding deduction equal to the excess of the fair market value of the shares at that time over any amount paid for the shares. The employee may be subject to the withholding requirements of the tax law.

   Generally, upon the grant of stock-based awards which are not subject to restrictions on transfer or the achievement of goals, an employee will realize compensation taxable as ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the sum of any cash received by the employee plus the fair market value of any shares of common stock received by the employee.

   The above federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Internal Revenue Code.


                        RECOMMENDATION AND VOTE REQUIRED


   The board of directors believes that the proposed 2000 Plan is in the best interests of Citizens Communications and its stockholders and recommends that stockholders vote their shares for the approval of the 2000 Plan. Approval of the 2000 Plan requires the affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the annual meeting and entitled to vote (abstentions being counted as "against" votes) at the annual meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS


Audit and Other Fees

   The aggregate fees paid to KPMG LLP, our independent public accountants, for professional services rendered for the audit of our annual consolidated financial statements for 2000 and for the reviews of our quarterly financial statements included in our Forms 10-Q for 2000 were approximately $1,525,000 (including $175,000 of fees for the stand-alone audit of the annual financial statements and reviews of the quarterly financial statements of Electric Lightwave, Inc., the Company's publicly traded consolidated subsidiary). All other fees paid to KPMG LLP were approximately $2,197,000, which fees included audit-related services of $1,031,000 and non-audit-related services of $1,166,000. Audit-related services generally included fees for regulatory audits, business acquisitions, accounting consultations and employee benefit plans. Non-audit-related services included fees for tax services, management advisory services and information technology services.

   Information technology fees approximated $107,000 and such fees were paid for services performed by KPMG LLP employees who are now employed by KPMG Consulting, Inc., an independent systems integration consulting business that was spun off from KPMG LLP in February 2001.

General

   Our Audit Committee has considered whether the provision of KPMG LLP's services other than for the annual audit and quarterly reviews is compatible with KPMG LLP's independence.

   One or more representatives of KPMG LLP will be present at our annual meeting of stockholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                 OTHER MATTERS

   Our management does not know of matters other than the foregoing that will be presented for consideration at the meeting.


                             STOCKHOLDER PROPOSALS


   For proposals, if any, to be considered for inclusion in the proxy materials for the 2002 annual meeting, they must be received by November 24, 2001. Under our Bylaws, if any stockholder intends to propose at the annual meeting a nominee for director or the adoption or approval of any other matter by the stockholders, other than matters included in the proxy statement in accordance with the foregoing sentence, the proponent must give written notice to us not earlier than January 1, 2002, nor later than February 15, 2002.

   The entire cost of soliciting management proxies will be borne by us. Proxies will be solicited by mail and may be solicited personally by our directors, officers or regular employees, who will not be compensated for these services. Morrow & Co. has been retained to assist in soliciting proxies at a fee of $7,500, plus distribution costs and other expenses.

                                            By Order of the Board of Directors


                                            ------------------------------------
                                            L. Russell Mitten
                                            Secretary

                                                                     Appendix A

                        CITIZENS COMMUNICATIONS COMPANY

                            Audit Committee Charter

Status

   The Audit Committee is a committee of the Board of Directors.

Membership

   The Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent. Each member shall have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall, in the judgment of the Board of Directors, have accounting or financial management expertise. Independence and financial ability is to be determined by the Board of Directors in its business judgment.

Powers and Responsibilities

1. Receive from the outside auditors on a periodic basis, as required by Independence Standards, a written report delineating all relationships between the auditors and the Company and discuss with the outside auditors any disclosed relationships or services that may impact their objectivity and independence, and recommend that the Board of Directors take necessary action in response to this report to satisfy the Board of the outside auditors' independence. The Audit Committee is to be the Company's principal agent in monitoring this independence.

2. Review with members of the Company's outside auditing firm, the scope of the prospective audit, the estimated fees therefor, the extent to which Company resources were or can be used in the future, and such other matters pertaining to such audit as the Committee may deem appropriate. Receive copies of the annual comments from the outside auditors on accounting procedures and systems of internal control and audit, and review with them the significant matters and any suggestions they may have relating to the systems of internal control and audit.

3. Review, at least annually, the then current and future programs of the Company's internal audit department, including the procedure for assuring implementation of accepted recommendations made by the auditors and the department. Receive summaries of all formal audit reports issued by the internal audit department; and review the significant matters contained in such reports.

4. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem necessary with respect to the accounting practices and systems of internal control of the Company and with respect to current accounting trends and developments, and recommend such action with respect thereto as may be deemed necessary.

5. Recommend annually the public auditing firm to be outside auditors for the Company and recommend their compensation, for approval by the Board of Directors. Among the Board of Directors, Audit Committee and the outside auditors, the outside auditors are ultimately accountable to the Board of Directors. The Board of Directors has the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the outside auditors (or, if the outside auditors are approved by the stockholders, to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

6. Review with management and the outside auditors for the Company the annual and quarterly financial statements of the Company and any material changes in accounting principles or practices used in preparing the financial statements incorporated in Form 10-K and Form 10-Q prior to the filing of these forms with the Securities and Exchange Commission (SEC). Such review is to include items brought to the Committee's attention as required by Auditing Standards.

7. Review matters that have come to the attention of the Committee through reports of management, legal counsel and others, that relate to the status of compliance and anticipated future compliance with laws, regulations, internal controls, and that may be expected to be material to the Company's financial statements.

8. Recommend to the Board the retention of persons with professional or expert competence, or with special knowledge or experience.

Meetings

   The Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities.

Reports and Other Requirements

   The Committee shall prepare all reports concerning this charter and the activities of the Committee required by regulations of the SEC or the New York Stock Exchange ("NYSE"). The Company acknowledges that the Company and the Committee operate under regulations promulgated by the SEC and the NYSE.

Amendment

   This Charter may be amended only by the affirmative vote of the Board of Directors.

                                                                     Appendix B


                        CITIZENS COMMUNICATIONS COMPANY
                AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

                                   SECTION 1

                                    PURPOSE
                                    -------

   The purpose of the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan (the "Plan") is to provide compensation incentives for high levels of performance and productivity by individuals who provide services to the Company. The Plan is intended to strengthen the Company's existing operations and its ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent, as well as encourage such individuals to have a greater personal financial investment in the Company through ownership of its common stock.


                                   SECTION 2

                                  DEFINITIONS
                                  -----------


   When used herein, the following terms have the following meanings:

   (a) "AFFILIATE" means any company controlled by the Company, controlling the Company or under common control with the Company.

   (b) "AWARD" means an award granted to any Eligible Individual in accordance with the provisions of the Plan.

   (c) "AWARD AGREEMENT" means the written agreement or certificate evidencing the terms of the Award granted to an Eligible Individual under the Plan.

   (d) "BENEFICIARY" means the beneficiary or beneficiaries designated pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of an Eligible Individual.

   (e) "BOARD" means the Board of Directors of the Company.

   (f) A "CHANGE IN CONTROL" shall mean the occurrence of any of the following events with respect to the Company:

   (i) (A) a third "person" (other than an employee benefit plan of the Company), including a "group", as those terms are used in Section 13(d) of the Exchange Act, is or becomes the beneficial owner (as that term is used in said Section 13(d)) of stock having twenty percent (20%) or more of the total number of votes that may be cast for the election of members of the Board or twenty percent (20%) or more of the fair market value of the Company's issued and outstanding stock, or (B) the receipt by the Company of any report, schedule, application or other document filed with a state or federal governmental agency or commission disclosing such ownership or proposed ownership.

   (ii) approval by the stockholders of the Company of any (1) consolidation or merger or sale of assets of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its common stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as they held immediately before, or (2) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or businesses of the Company;

   (iii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a

          "Transaction"), the persons who are members of the Board before the Transaction shall cease to constitute a majority of the Board or any successor to the Company.

   (g) "CITIZENS PENSION PLANS" means any of the Company's non-contributory defined-benefit qualified retirement plans in effect and applicable on the date in question.

   (h) "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to Sections of the Code are to such Sections as they are currently designated and reference to such Sections shall include the provisions thereof as they may from time to time be amended or renumbered as well as any successor provisions and any applicable regulations.)

   (i) "COMPANY" means Citizens Communications Company and its successors and assigns.

   (j) "COMMITTEE" means the Compensation Committee of the Board of Directors of the Company.

   (k) "DEFERRED STOCK" means Stock credited to an Eligible Individual under the Plan subject to the requirements of Section 8 and such other terms and restrictions as the Committee deems appropriate or desirable.

   (l) "EFFECTIVE DATE" means May 18, 2000.

   (m) "ELIGIBLE INDIVIDUAL" means a director, officer, or employee of any Participating Company or an individual who performs services for the Company directly or indirectly as a director, consultant or otherwise whose judgment, initiative and efforts, in the judgment of the Committee, foster the continued efficiency, productivity, growth and development of any Participating Company. Where required by the context, "Eligible Individual" includes an individual who has been granted an Award but is no longer performing services for any Participating Company.

   (n) "FAIR MARKET VALUE" means, unless another reasonable method for determining fair market value is specified by the Committee, the average of the high and low sales prices of a share of the appropriate Series of Stock as reported by the New York Stock Exchange (or if such shares are listed on another national stock exchange or national quotation system, as reported or quoted by such exchange or system) on the date in question or, if no such sales were reported for such date, for the most recent date on which sales prices were quoted.

   (o) "FAMILY MEMBER" AND "FAMILY TRUST" shall have the same meanings as are employed from time to time by the SEC for the purpose of the exception to the rules promulgated by the SEC which limit transferability of stock options and stock awards for purposes of Section 16 of the Exchange Act and/or the use of Form S-8 under the Securities Act. For the purposes of the Plan, the phrases "Family Member" and "Family Trust" shall be further limited, if necessary, so that neither the transfer to a Family Member or Family Trust nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or a Participant by reason of Section 162(m) of the Code.

   (p) "OPTION" means an option to purchase Stock, including Restricted Stock or Deferred Stock, if the Committee so determines, subject to the applicable provisions of Section 5 and awarded in accordance with the terms of the Plan and which may be an incentive stock option qualified under Section 422 of the Code or a nonqualified stock option.

   (q) "PARTICIPATING COMPANY" means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, "Participating Company" means the Company, any corporation or other entity which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425(f) of the Code.

   (r) "PARTICIPANT" means an Eligible Individual who has been or is being granted an Award. When required by the context, the definition of Participant shall include an individual who has been granted an Award but is no longer an employee of any Participating Company.

   (s) "PERFORMANCE SHARE" means a performance share subject to the requirements of Section 6 and awarded in accordance with the terms of the Plan.

   (t) "PHANTOM STOCK" means a unit whose value is determined solely by reference to the value of one or more shares of Stock. Awards of Phantom Stock may be made pursuant to Section 9.

   (u) "PLAN" means the Citizens Communications Company 2000 Equity Incentive Plan, as the same may be amended, administered or interpreted from time to time.

   (v) "RESTRICTED STOCK" means Stock delivered under the Plan subject to the requirements of Section 7 and such other terms and restrictions as the Committee deems appropriate or desirable.

   (w) "SEC" means the Securities and Exchange Commission. "Exchange Act" means the Securities Exchange Act of 1934. "Rule 16b-3" shall mean such rule promulgated by the SEC under the Exchange Act and, unless the circumstances require otherwise, shall include any other rule or regulation adopted under Sections 16(a) or 16(b) of the Exchange Act relating to compliance with, or an exemption from, Section 16(b). "Securities Act" means the Securities Act of 1933. Reference to any section of the Securities Act, Exchange Act or any rule promulgated thereunder shall include any successor section or rule.

   (x) "STOCK" means the Common Stock of the Company and any successor Common Stock.

   (y) "TERMINATION WITHOUT CAUSE" means termination of employment with a Participating Company by the employer for any reason other than death, Total Disability or termination for deliberate, willful or gross misconduct, and also means voluntary termination of employment by employee.

   (z) "TOTAL DISABILITY" means the complete and permanent inability of an Eligible Individual to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including inde-pendent medical reports and data, as the Company deems appropriate or neces-sary.


                                   SECTION 3

                           SHARES SUBJECT TO THE PLAN
                           --------------------------


   (a) Subject to adjustment as provided in Section 14 hereof, 12,500,000 shares of Stock are hereby reserved for issuance pursuant to Awards under the Plan. Awards of Phantom Stock or share units that, by the terms of such Awards, are payable solely in cash shall not be subject to such limit; provided, however, that such Awards shall be subject to a separate limit such that the value of all such Awards granted under the Plan shall be determined by reference to no more than 1,000,000 shares of Stock. In addition, Awards of Performance Shares, Restricted Stock, Deferred Stock or Phantom Stock payable in Stock or other stock-based awards shall not exceed 2,500,000 shares of Stock. Shares of Stock reserved for issuance under the Plan shall be made available either from authorized and unissued shares, shares held by the Company in its treasury or reacquired shares. The term "issued" shall include all deliveries to a Participant of shares of Stock pursuant to Awards under the Plan. The Committee may, in its discretion, decide to award other shares issued by the Company that are convertible into Stock or make such shares subject to purchase by an option, in which event the maximum number of shares of Stock into which such shares may be converted shall be used in applying the aggregate share limit under this Section 3 and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible shares.

   (b) If, for any reason, any shares of Stock awarded or subject to purchase or issuance under the Plan are not delivered or are reacquired by the Company for reasons including, but not limited to, a forfeiture of Restricted Stock or Deferred Stock or termination, expiration or a cancellation of an Option or a Performance Share, such shares of Stock shall be deemed not to have been issued pursuant to Awards under the Plan, or to have been subject to the Plan; provided, however, that the counting of shares of Stock subject to Awards granted under the Plan against the number of shares available for further Awards shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act.

   (c) With respect to any Award constituting an Option granted to any Eligible Individual who is a "covered employee" as defined in Section 162(m) of the Code that is canceled, the number of shares of Stock originally subject to such Award shall continue to count in accordance with Section 162(m) of the Code.

   (d) Unless the Committee otherwise determines, shares of Stock received by the Company in connection with the exercise of Options by delivery of shares or in connection with the payment of withholding taxes shall reduce the number of shares deemed to have been issued pursuant to Awards under the Plan for the limit set forth in Section 3(a) hereof.


                                   SECTION 4

                      GRANT OF AWARDS AND AWARD AGREEMENTS
                      ------------------------------------


   (a) Subject to and in furtherance of the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Eligible Individuals or groups of Eligible Individuals to whom Awards are to be granted; (ii) grant Awards to Eligible Individual; (iii) determine the form or forms of Award to be granted to any Eligible Individual; (iv) determine the amount or number of shares of Stock, including Restricted Stock or Deferred Stock if the Committee so determines, subject to each Award; (v) determine the terms and conditions (which need not be identical) of each Award; (vi) determine the rights of each Participant after employment has terminated and the periods during which such rights may be exercised; (vii) establish and modify performance objectives; (viii) determine whether and to what extent Eligible Individuals shall be allowed or required to defer receipt of any Awards or other amounts payable under the Plan to the occurrence of a specified date or event; (ix) determine the price at which shares of Stock may be offered under each Award which price may, except in the case of Options, be zero; (x) permit cashless exercise of Options and other Awards of a sale, loan or other nature covering exercise prices and/or income taxes; (xi) interpret, construe and administer the Plan and any related Award Agreement and define the terms employed therein; and (xii) make all of the determinations necessary or advisable with respect to the Plan or any Award granted thereunder. Awards granted to different Eligible Individuals or Participants need not be identical and, in addition, may be modified in different respects by the Committee.

   (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify.

   (c) The Committee may, prospectively or retroactively, modify or amend the terms of any Award granted under the Plan or waive any restrictions or conditions applicable to any Award or the exercise or realization thereof (except that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof, taken as a whole, adversely and materially affects the rights of any recipient of previously granted Awards without his or her consent, unless such modification, amendment or waiver is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any other applicable law, rule or regulation or pronouncement or to avoid any adverse consequences under Section 162(m) of the Code or any requirement of a securities exchange or association or regulatory or self-regulatory body). Notwithstanding the foregoing, no such amendment, modification or waiver may alter the terms of any Option to reduce the Option price per share. Further, the Committee may not, without the approval of shareholders, cancel any outstanding Option and replace it with a new Option with a lower Option price where the economic effect would be the same as reducing the Option price of the cancelled Option.

   (d) In any calendar year, no Eligible Individual may receive Awards covering more than 2,000,000 shares of the Company's Stock if the Award is denominated in or valued by reference to a number of shares, or if the Award is denominated in dollars, $750,000 in dollar value. Such number of shares shall be adjusted in accordance with Section 14 hereof.


                                   SECTION 5

                                 STOCK OPTIONS
                                 -------------

   (a) With respect to the Options, the Committee shall (i) authorize the granting of incentive stock options, nonqualified stock options, or a combination of incentive stock options and nonqualified stock options; (ii) determine the number of shares of Stock subject to each Option; (iii) determine whether such Stock shall be Restricted Stock or, with respect to nonqualified stock options, Deferred Stock; and (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; provided, however, that the aggregate Fair Market Value (determined as of the date of Option is granted) of the Stock (disregarding any restrictions in the case of Restricted Stock) for which incentive stock options granted to any Eligible Individual under this Plan may first become exercisable in any calendar year shall not exceed $100,000. Notwithstanding the foregoing, to the extent that Options intended to be incentive stock options granted to an Eligible Individual under this Plan for any reason exceed such limit on exercisability, such excess Options shall be treated as nonqualified stock options as provided under Section 422(d) of the Code, but shall in all other respects remain outstanding and exercisable in accordance with their terms.

   (b) The exercise period for a nonqualified stock option shall be 10 years from the date of grant or such shorter period as may be specified by the Committee at the time of grant. The exercise period for an incentive stock option, including any extension which the Committee may from time to time decide to grant, shall not exceed 10 years from the date of grant; provided, however, that, in the case of an incentive stock option granted to an Eligible Individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), such period, including extensions, shall not exceed five years from the date of grant.

   (c) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value, or, in the case of an incentive stock option granted to a 10% Stockholder, 110 percent of the Fair Market Value, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, on the date the Option is granted, as determined by the Committee; provided, however, that such price shall be at least equal to the par value of one share of Stock; provided further, however, that in the discretion of the Committee in the case of a nonstatutory stock option, the Option price per share may be less than the Fair Market Value in the case of an Option granted in order to induce an individual to become an employee of a Participating Company or in the case of an Option granted to a new or prospective employee in order to replace stock options or other long-term incentives under a program maintained by a prior employer which are forfeited or cease to be available to the new employee by reason of his termination of employment with his prior employer.

   (d) No part of any Option may be exercised (i) until the Participant who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date on which the Option is granted as the Committee may specify and (iii) until achievement of such performance of other criteria, if any, by the Participant, as the Committee may specify. An Option shall commence to be exercisable no earlier than six months following the date the Option is granted. The Committee may further require that an Option become exercisable in installments.

   (e) Except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, Stock, or with respect to nonqualified options, Restricted Stock or Deferred Stock, already owned by the optionee (subject to any minimum holding period specified by the Committee), having a total Fair Market Value, as determined by the Committee, equal to the purchase price, or a combination of cash and such other consideration having a total Fair Market Value, as so determined, equal to the purchase price; provided, however, that if payment of the exercise price is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Stock received upon the exercise of the Option shall be Restricted Stock or Deferred Stock, as the case may be, at least with respect to the same number of shares and subject to the same restrictions or other limitations as the Restricted Stock or Deferred Stock paid on the exercise of the Option. The Committee may provide that a Participant who delivers shares of Stock to the Company, or sells shares of Stock and applies all of the proceeds, (a) to pay, or reimburse the payment of the exercise price of shares of Stock acquired under an employee stock option or to purchase shares of Stock under an employee award or grant, an employee purchase plan or program or any other stock-based employee benefit or incentive plan, (whether or not such award or grant is under this Plan) and/or
(b) to pay federal or state income taxes resulting from the exercise of such options or the purchase of shares of Stock pursuant to any such grant, award, plan or program, shall receive a replacement Option under this Plan to purchase a number of shares of Stock equal to the number of shares of Stock delivered to the Company, or sold, the proceeds of the sale of which are applied as aforesaid in this sentence. The replacement Option shall have an exercise price equal to Fair Market Value on the date of such payment and shall include such other terms and conditions as the Committee may specify.

     (f) (i) Upon the Termination Without Cause of a Participant holding Options who is not immediately eligible to receive benefits under the terms of the Citizens Pension Plans, his or her Options may be exercised to the extent exercisable on the date of Termination Without Cause, at any time and from time to time within the three months of the date of such Termination. The Committee, however, in its discretion, may provide that any Option of such a Participant which is not exercisable by its terms on the date of Termination Without Cause will become exercisable in accordance with a schedule (which may extend the time limit referred to above, but not later than the final expiration date specified in the Option Award Agreement) to be determined by the Committee at any time during the period that any other Options held by the Participant are exercisable.

          (ii) Upon the death or Total Disability (during a Participant's employment or within 3 months after termination of employment for any reason other than termination for cause) of a Participant holding an Option who is not immediately eligible to receive benefits under the terms of the Citizens Pension Plans, his or her Options may be exercised only to the extent exercisable at the time of death or Total Disability (or such earlier termination of employment) from time to time (A) in the event of death or Total Disability, within the 12 months following death or Total Disability or (B) in the event of such termination of employment followed by death or Total Disability within the 3 months after such termination, within the 12 months following such termination. The Committee, however, in its discretion, may provide that any Options outstanding but not exercisable at the date of the first to occur of death or, Total Disability will become exercisable in accordance with a schedule (which may extend the limits referred to above, but not to a date later than the final expiration date specified in such Option Award Agreement) to be determined by the Committee at any time during the period while any other Option held by the Participant is exercisable.

          (iii)Upon death, Total Disability or Termination Without Cause of a Participant holding an Option(s) who is immediately eligible to receive benefits under the terms of the Citizens Pension Plans, his or her Options may be exercised in full as to all shares covered by Option Award Agreements (whether or not then exercisable) at any time, or from time to time, but no later than the expiration date specified in such Option Award Agreement as specified in Section 5(b) above or, in the case of incentive Options, within 12 months following such death, Total Disability or Termination Without Cause.

          (iv) If the employment of a Participant holding an Option is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights of such Participant and any Family Member or Family Trust or other transferee to which such Participant has transferred his or her Option shall expire upon receipt by the Participant of the notice of such termination.

          (v) In the event of the death of a Participant, his or her Options may be exercised by the person or persons to whom the Participant's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators or Beneficiary. The death of a Participant after Total Disability or Termination Without Cause will not adversely effect the rights of a Participant or anyone entitled to the benefits of such Option.

   (g) Except as otherwise determined by the Committee, no Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution, unless the Committee determines that an Option may be transferred by a Participant to a Family Member or Family Trust or other transferee. Such transfer shall be evidenced by a writing from a grantee to the Committee or Committee's designee on a form established by the Committee. Absent an authorized transfer during the lifetime of the Participant, an Option shall be exercisable only by him or her by his or her guardian or legal representative.

   (h) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code.

   (i) If authorized by the Committee in its sole discretion, the Company may accept the surrender of the right to exercise any Option granted under the Plan as to all or any of the shares of Stock as to which the Option is then exercisable, in exchange for payment to the optionee (in cash or shares of Stock valued at the then Fair Market Value) of an amount not to exceed the difference between the option price and the then Fair Market Value of the shares as to which such right to exercise is surrendered.


                                   SECTION 6

                               PERFORMANCE SHARES
                               ------------------


   (a) The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate. The performance objectives determined by the Committee for each performance share award shall be based on: stock price; market share; sales; earnings per share; operating cash flow; free cash flow; net income or loss; net income or loss adjusted to exclude specified items such as gain or losses from extraordinary or non-recurring items and non-cash expense and income, and before specified expense items such as interest, depreciation, amortization and income taxes; EBITDA; revenues; return on equity or assets; cost control; or a combination of any of the foregoing. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares for which different performance periods are prescribed.

   (b) At the beginning of a Performance Period, the Committee shall determine for each Eligible Individual or group of Eligible Individuals with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Individual as an Award if the relevant measure of Company performance for the Performance Period is met.

   (c) If during the course of a Performance Period there shall occur significant events as determined by the Committee, including, but not limited to, a reorganization of the Company, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

   (d) If a Participant terminates service with all Participating Companies during a Performance Period because of death, Total Disability, or a significant event, as determined by the Committee, that Participant shall be entitled to payment in settlement of each Performance Share for which the Performance Period was prescribed (i) based upon the performance objectives satisfied at the end of such period and (ii) prorated for the portion of the Performance Period during which the Participant was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Share in such amount and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Participant. If a Participant terminates service with all Participating Companies during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

   (e) Each Performance Share may be paid in whole shares of Stock, including Restricted Stock or Deferred Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, at the time of grant of the Performance Share or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. Any dividends or distributions payable on Performance Shares (or the equivalent as specified in the grant), other than cash dividends representing the periodic distribution of profits which shall be retained by the Company, shall be paid over to the Participant when and if payment is made of the underlying Performance Shares, unless the grant provides otherwise.

   Except as otherwise provided in this Section 6, no Performance Shares awarded to Participants shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Performance Period unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee.

                                   SECTION 7

                                RESTRICTED STOCK
                                ----------------


   (a) Restricted Stock may be received by a Participant either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Restricted Stock shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

   (b) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period unless the Committee determines that an Award may be transferred by a Participant to a Family Member or Family Trust or other transferee; provided, however, the Restriction Period for any Participant shall expire and all restrictions on shares of Restricted Stock shall lapse upon the Participant's
(i) death, (ii) Total Disability or (iii) Termination Without Cause where the Participant is immediately eligible to receive benefits under the terms of Citizens Pension Plans, or with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company.

   (c) If a Participant terminates employment with all Participating Companies for any reason other than under the circumstances referred to in clause (b) before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines within 90 days after such termination, be forfeited by the Participant and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.

   (d) The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Restricted Stock delivered under the Plan may be held in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require as a condition of any receipt of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

   (e) Nothing in this Section 7 shall preclude a Participant from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

   (f) Unless the Award Agreement provides otherwise, amounts equal to any cash dividends representing the periodic distributions of profits declared and payable during the Restriction Period with respect to the number of shares of Restricted Stock credited to a Participant shall be paid to the Participant within 30 days after each dividend becomes payable, unless, at the time of the Award, the Committee determines that the dividends should be reinvested in additional shares of Restricted Stock, in which case additional shares of Restricted Stock shall be credited to the Participant based on the Stock's
Fair Market Value at the time of each such dividend, or unless the Committee specifies otherwise. All dividends or distributions payable on shares (other than cash dividends representing periodic distributions of profits) of Restricted Stock (or the equivalent as specified in the grant) shall be paid over to the Participant when and if as restrictions lapse on the underlying shares of Restricted Stock, unless the grant provides otherwise.


                                   SECTION 8

                                 DEFERRED STOCK
                                 --------------

   (a) Deferred Stock may be credited to an Eligible Individual either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Deferred Stock shall be subject to a deferral period which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or criteria as the Committee shall determine (the "Deferral Period"). The Committee may provide for the expiration of the Deferral Period in installments where deemed appropriate.

   (b) Except as otherwise provided in this Section 8, no Deferred Stock credited to Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Deferral Period unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee; provided, however, the Deferral Period for any Participant shall expire upon the Participant's (i) death, (ii) Total Disability or (iii) Termination Without Cause where the Participant is immediately eligible to receive benefits under the terms of Citizens Pension Plans, or an earlier age with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company.

   (c) At the expiration of the Deferral Period, the Participant shall be entitled to receive a certificate pursuant to Section 10 for the number of shares of Stock equal to the number of shares of Deferred Stock credited on his or her behalf. Unless the Award Agreement provides otherwise, amounts equal to any cash dividends representing the periodic distributions of profits declared and payable during the Deferral Period with respect to the number of shares of Deferred Stock credited to a Participant shall be paid to such Participant within 30 days after each dividend becomes payable unless, at the time of the Award, the Committee determined that such dividends should be reinvested in additional shares of Deferred Stock, in which case additional shares of Deferred Stock shall be credited to the Participant based on the Stock's Fair Market Value at the time of each such dividend, or unless the Committee specifies otherwise. All dividends or distributions payable on shares (other than cash dividends representing periodic distributions of profits) of Deferred Stock (or the equivalent as specified in the grant) shall be paid over to the Participant when the Deferral Period ends, unless the grant provides otherwise.

   (d) If a Participant terminates employment with all Participating Companies for any reason other than under the circumstances referred to in clause (b) before the expiration of the Deferral Period, all shares of Deferred Stock shall, unless the Committee otherwise determines within 90 days after such termination, be forfeited by the Participant, and, in the case of Deferred Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.


                                   SECTION 9

                            OTHER STOCK-BASED AWARDS
                            ------------------------


   Phantom Stock may be credited to an Eligible Individual either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Each share of Phantom Stock may be paid in whole shares of Stock, including Restricted Stock or Deferred Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, at the time of grant of the Phantom Stock or otherwise, commencing as soon as practicable after the payment date designated by the Committee. Any dividends or distributions payable on Phantom Stock (or the equivalent as specified in the grant), other than cash dividends representing the periodic distribution of profits which shall be retained by the Company, shall be paid over to the Participant when and if payment is made of the underlying Phantom Stock, unless the grant provides otherwise.

   Except as otherwise provided in this Section 9, no Phantom Stock awarded to Participants shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee.

   The Committee may grant other Awards under the Plan which are denominated in stock units or pursuant to which shares of Stock may be acquired, including Awards valued using measures other than market value or Fair Market Value, if deemed by the Committee in its discretion to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the form of such Awards, the number of shares of Stock to be granted or covered pursuant to such Awards and all other terms and conditions of such Awards.

                                   SECTION 10

                        CERTIFICATES FOR AWARDS OF STOCK
                        --------------------------------


   (a) Subject to Section 7(d), each Participant entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares or have their shares registered for their account in book entry form by the Company's transfer agent. In the instance of a certificate, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

   (b) The Company shall not be required to issue or deliver any shares or certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed or quoted, and (ii) the completion of any registration, qualification, approval or authorization of such shares under any federal or state law, or any ruling or regulation or approval or authorization of such shares under any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

   (c) All shares and certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Stock is then listed and any applicable federal or state securities or regulatory laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 10(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

   (d) Except for the restrictions on Restricted Stock under Section 7, each Participant who receives an award of Stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Participant awarded an Option, a Performance Share or Deferred Stock shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of certificate or certificates for such shares.

   No Participant awarded Phantom Stock or other share units shall have any right as a stockholder with respect to any shares whose value is used to determine the value of such Phantom Stock or share units; provided, however, that this sentence shall not preclude any Award of Phantom Stock or share units from providing dividend equivalent rights or payouts to the Participant in the form of shares of the Company's Stock (and the Participant shall have full stockholder rights with respect to any such paid out shares).


                                   SECTION 11

                                  BENEFICIARY
                                  -----------

   (a) Each Eligible Individual shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. An Eligible Individual may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Eligible Individual's death, and in no event shall it be effective as of a date prior to such receipt.

   (b) If no such Beneficiary designation is in effect at the time of an Employee's death, or if no designated Beneficiary survives the Eligible Individual or if such designation conflicts with law, the Eligible Individual's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the right thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.


                                   SECTION 12

                           ADMINISTRATION OF THE PLAN
                           --------------------------


   (a) The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board's pleasure. Each member of the Committee shall be both a member of the Board and shall satisfy the "non-employee director" or similar successor requirements, if any, of Rule 16b-3 under the Exchange Act and the "outside director" or similar successor requirements, if any, of
Section 162(m) of the Code and the regulations promulgated thereunder.

   (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole and absolute discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

   (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and any related Award Agreement and define the terms employed in the Plan or any agreement, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

   (d) The Committee shall have full power, discretion and authority to prescribe and rescind rules, regulations and policies for the administration of the Plan.

   (e) The Committee's decisions and determinations under the Plan and with respect to any Award granted thereunder need not be uniform and may be made selectively among Awards, Participants or Eligible Individuals, whether or not such Awards are similar or such Participants or Eligible Individuals are similarly situated.

   (f) The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

   (g) The Committee may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

   (h) No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights to indemnification or insurance the members or former member may have as directors or under the by-laws of the Company or otherwise.

   (i) The Committee's determination that an Option, Performance Share, Restricted Stock, Deferred Stock or other Stock-based Awards may be transferred by a Participant to a Family Member or Family Trust or other transferee may be set forth in: determinations pursuant to Section 12(c), rules and regulations of general application adopted pursuant to Section 12(d), in the written Award Agreement, or by a writing delivered to the Participant made any time after the relevant Award or Awards have been granted, on a case-by-case basis, or otherwise. In any event, the transferee or Family Member or Family Trust shall agree in writing to be bound by all the provisions of the Plan and the Award Agreement, and in no event shall any such transferee have greater rights under such Award than the Participant effecting such transfer.

   (j) With respect to credits, shares, cash or other property credited to a Participant by reason of dividends or distributions, if the Committee shall so determine, all such credits, shares, cash or other property to a Participant shall be paid to the Participant periodically at the end of the applicable period, whether or not the performance, employment or other standards (or lapse of time) upon which such Award is conditioned have been satisfied. In addition, the Committee may determine to include in Award Agreements granting Options a provision to the effect that (a) an amount equal to any dividends (payable in cash or other property) paid after the grant of the Option and before to the exercise of such Option with respect to the number of shares of Stock subject to such Option shall be credited to a Participant and, if the Award Agreement so provides, thereafter paid to such Participant within 30 days after each dividend becomes payable or, (b) if the Committee so determines, such Award shall be reinvested in additional shares of Stock, in which case such additional shares of Stock shall be credited to the Participant based on the Stock's Fair Market Value at the time of payment of each such dividend. In the latter event, if the Committee so determines, such additional shares of Stock shall be delivered to the Participant (whether or not such Option is exercised) at the time that such Option ceases to be exercisable in accordance with its terms or otherwise.


                                   SECTION 13

                          AMENDMENT OR DISCONTINUANCE
                          ---------------------------


   The Board may, at any time, amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendments shall become effective unless approved by affirmative vote of the Company's stockholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Exchange Act or Section 162(m) of the Code or any other rule or regulation. No amendment or termination shall, when taken as a whole, adversely and materially affect the rights of any Participant who has received a previously granted Award without his or her consent unless the amendment or termination is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any other applicable law, rule or regulation or pronouncement or to avoid any adverse consequences under Section 162(m) of the Code or any requirement of a securities exchange or association or regulatory or self-regulatory body).


                                   SECTION 14

                 ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK
                 ----------------------------------------------

   In the event of a change in corporate capitalization, stock split or stock dividend, the number of shares purchasable upon exercise of an Option shall be increased to the new number of shares which result from the shares covered by the Option immediately before the change, split or dividend. The purchase price per share shall be reduced proportionately and the total purchase price will remain the same.

   In the event of any other change in corporate capitalization, or a corporate transaction, such as any merger of a corporation into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spinoff or other distribution of stock or property by a corporation), any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by a corporation or other similar event which could distort the implementation of the Plan or the realization of its objectives, the Committee shall make an appropriate adjustment in the number of shares of Stock (i) which are covered by the Plan, (ii) which may be granted to any one Eligible Individual and which are subject to any Award, and the purchase price therefor, and in terms, conditions or restrictions on securities as the Committee deems equitable, with the objective that the securities covered under the Plan or an Award shall be those securities which a Participant would have received if he or she had exercised his or her Option prior to the event or been entitled to his or her Restricted or Deferred Stock or Performance Shares.

   All such events occurring between the effective date of the Option and its exercise shall result in an adjustment to the Option terms.

                                   SECTION 15

                               CHANGE IN CONTROL
                               -----------------

   Awards may include, or may incorporate from any relevant guidelines adopted by the Committee, terms which provide that any or all of the following actions or consequences, with any modifications adopted by the Committee, may occur as a result of, or in anticipation of, any Change in Control to assure fair and equitable treatment of Participants:

   (a) Any Options outstanding at least six months as of the date of Change in Control shall, if held by a current employee of the Company, become immediately exercisable in full. In addition, all Participants may, regardless of whether still an employee of the Company, elect to cancel all or any portion of any Option or Award no later than 90 days after the Change in Control, in which event the Company shall pay to such electing Participant, an amount in cash equal to the excess, if any, of the Current Market Value (as defined below) of the shares of Stock, including Performance Shares, Restricted Stock or Deferred Stock, subject to the Option or of the portion thereof so canceled over the option price for such shares; provided, however, that no Participant shall have the right to elect cancellation unless and until at least 6 months have elapsed after the date of grant of the Option.

   (b) Any Performance Periods shall end and the Company shall pay each Participant an amount in cash equal to the value of such Participant's performance shares, if any, based upon the Stock's Current Market Value in full settlement of such performance shares.

   (c) Any Restriction Periods shall end and the Company shall pay each Participant an amount in cash equal to the Current Market Value of the Restricted Stock held by, or on behalf of, each Participant in exchange for such Restricted Stock.

   (d) Any Deferral Period shall end and the Company shall pay to each Participant an amount in cash equal to the Current Market Value of the number of shares of Stock equal to the number of shares of Deferred Stock credited to such Participant in full settlement of any Deferred Stock Award.

   (e) The Company shall pay to each Participant all amounts due, if any, deferred by or payable under Awards granted to such Participant under the Plan which are not Performance Shares, Restricted Stock or Deferred Stock, in accordance with the terms provided by the Committee at the time of deferral or grant.

   (f) For purpose of this Section 15, "Current Market Value" means the highest Fair Market Value during the period commencing 30 days prior to the Change in Control and ending 30 days after the Change in Control (the "reference period"); provided that, if the Change in Control occurs as a result of a tender offer or exchange offer, or a merger, purchase of assets or stock, or another transaction approved by shareholders of the Company, Current Market Value means the higher of (i) the highest Fair Market Value during the reference period, or (ii) the highest price paid per share of Stock pursuant to such tender offer, exchange offer or transaction.


                                   SECTION 16

                                 MISCELLANEOUS
                                 -------------


   (a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

   (b) No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

   (c) No Eligible Individual or Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments of Awards provided for under the Plan shall be paid by the Company either by issuing shares of Stock or by delivering cash from the general funds of the Company or other property of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Participant or his or her dependents, beneficiaries or estate from any trust or special or separate fund established in connection with this Plan. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Participant shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments.

   (d) Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

   (e) If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

   (f) The right of any Participant or other person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 11 with respect to the designation of a Beneficiary or as may otherwise be required by law or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder or unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Participant or his or her Beneficiary or transferee, Family Trust or Family Member, then the Committee may terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant, his or her Beneficiary, taking into account the expressed wishes of the Participant (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

   (g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available for review to all Eligible Individuals at all reasonable times at the Company's administrative offices.

   (h) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Participant or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes. The Committee may in its discretion permit the payment of such withholding taxes by authorizing the Company to withhold shares of Stock to be issued, or the Participant to deliver to the Company shares of Stock owned by the Participant or Beneficiary, in either case having a Fair Market Value equal to the amount of such taxes, or otherwise permit a cashless exercise.

   (i) All elections, designations, requests, notices, instructions and other communications from an Eligible Individual, Participant, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or transmitted by facsimile copy or delivered to such location as shall be specified by the Committee.

   (j) The terms of the Plan shall be binding upon the Company and its successors and assigns.

   (k) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

   (l) The Plan and the grant, exercise and carrying out of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to all required or otherwise appropriate approvals and authorizations by any governmental or regulatory agency or commission. The Company shall have no obligation of any nature hereunder to any Eligible Individual, Participant or any other person in the absence of all necessary or desirable approvals or authorizations and shall have no obligation to seek or obtain the same.

   (m) Whenever possible, each provision of this Plan and any Award Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any such provision is held to be ineffective, invalid, illegal or unenforceable in any respect under the applicable laws or regulations of the United States or any state, such ineffectiveness, invalidity, illegality or unenforceability will not affect any other provision but this Plan and any such agreement will be reformed, construed and enforced so as to carry out the intent hereof or thereof and as if any invalid or illegal provision had never been contained herein.

   (n) The Committee, in its discretion, may defer the payment of an Award, if such payment would cause the annual remuneration of a Participant, who is a covered employee under Section 162(m) of the Code, to exceed $1,000,000.

   (o) The Plan shall be construed and governed under the laws of the State of Delaware.


                                   SECTION 17

                    EFFECTIVE DATE AND STOCKHOLDER APPROVAL
                    ---------------------------------------


   The Effective Date of the Plan shall be May 18, 2000, subject to approval by the holders of a majority of the Company's common stock at the 2001 Annual Meeting. Any Awards granted prior to the 2001 Annual Meeting will be subject to the receipt of such approval. No Awards will be granted under the Plan after the expiration of ten years from the Effective Date.

                  See Advance Registration Form on back cover.

                        Citizens Communications Company
                               3 High Ridge Park
                               Stamford, CT 06905


                      2001 Annual Meeting of Stockholders
                     10:00 a.m., Central Time, May 17, 2001

                            Hotel Inter-Continental
                               Chicago, Illinois


                           ADVANCE REGISTRATION FORM

   Attendance at the Annual Meeting is limited to Citizens' stockholders, or their authorized representatives, and our guests and employees. If you plan to attend or send a representative to the Annual Meeting, please notify us by completing the advance registration form below and mailing it, along with your proxy, in the enclosed envelope or to the address above, or by sending us an electronic mail message to citizensproxy@czn.com.

   You may view this proxy statement and our Annual Report at the following Internet web site: www.onlineproxy.com/citizens/index.asp. An advance registration form may be submitted (for registered stockholders only)* by selecting the proxy statement, the advance registration form and then clicking on the submit button once you have completed the form.




                            Cut off at dotted line.

 ...............................................................................

                             (Please type or print)

Stockholder's
Name

_______________________________________________________________________________

Address

_______________________________________________________________________________

_______________________________________________________________________________

City _________________________  State _______________________  Zip ____________

I am a Citizens stockholder. I am sending the following person as my representative:

_______________________________________________________________________________

                            Stockholder's Signature

*If your shares are held in the name of any intermediary, please see instructions in the Chairman's letter (front cover of this proxy statement).

CITIZENS
    communications

C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

                                    VOTE BY INTERNET -www.proxyvote.com

                                    Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

                                    VOTE BY PHONE -1-800-690-6903

                                    Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

                                    VOTE BY MAIL

                                    Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citizens Communications Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE   CITC0M  KEEP THIS PORTION FOR YOUR RECORDS
OR BLACK INK AS FOLLOWS                      -----------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY



              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
              ----------------------------------------------------


 CITIZENS COMMUNICATIONS COMPANY
    Proposal 1 - Election of Directors



        Nominees:
                                                                       For Withhold For All   To withhold authority to vote for
        01) Norman I. Botwinik         07) John L. Schroeder           All    All   Except    individual(s), mark "For All Except
        02) Aaron I. Fleischman        08) Robert D Siff                                      and write the numbers) of the
        03) Rudy J. Graf               09) Robert A. Stanger            O      O      O       nominees) on the line below.
        04) Stanley Harfenist          10) Edwin Tornberg
        05) Andrew N. Heine            11) Claire L. Tow                                      --------------------------------------
        06) Scott N. Schneider         12) Leonard Tow

Proposa1 2                                              For   Against   Abstain
                                                        / /     / /       / /
Approve the Citizens Communications
Company Amended and Restated 2000
Equity Incentive Plan.

This proxy when properly executed will be voted in the manner directed by the signatory stockholder. If no direction is made, this proxy will be voted in the same proportion as the voted shares in the Citizens
401(k) Savings Plan. Abstentions are counted as
"Against" votes for Proposal 2.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney executor, administrator, trustee or guardian, please give full title as such. See reverse far additional
       Proxy information


Signature [PLEASE SIGN WITHIN BOX]     Date  Signature (Joint Owners)     Date

CITIZENS communications

               Information about Delivery of Shareholder Materials

"Householding"

In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one annual report to accounts sharing the same last name and address. A copy of Citizens' 2000 Annual Report, if not included in this package, has been sent to your address in another proxy package and should have already arrived. If you have not yet received an annual report, would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact Citizens' shareholder services department by phone at 1.800.248.8845, by mail at 3 High Ridge Park, Stamford, Conn., 06905, or by email at Cittzens@czn.com.

Vote Your Proxy Online

To vote your shares via the Internet, visit www.proxyvote.com. Enter the 12-digit control number located on thereverse of this proxy card to access your information and complete your electronic voting instructions. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material

After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Citizens electronically. Before exiting www.proxyvote.com, click the button for "Electronic Delivery" and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online and how to vote your shares.





                               401(k) SAVINGS PLAN

                 Proxy Solicited on Behalf of Board of Directors

The undersigned hereby authorizes and directs Putnam Fiduciary Trust Company, as the Trustee under the Citizens 401 (k) Savings Plan, to vote all shares of stock allocable to the undersigned under the provisions of the Plan and appoints Andrew N. Heine, John L. Schroeder and Robert D. Siff or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Citizens Communications Company (the "Company") to be held on Thursday, May 17, 2001, at 10:00 a.m. Central Daylight Time, and at any adjournments thereof. Said Trustee is authorized and directed to execute and deliver a written proxy appointing such individuals to act as proxies as directed.

CITIZENS
communications

C/O PROXY SERVICES                  VOTE BY INTERNET -www.proxyvote.com
P.O. BOX 9142
FARMINGDALE, NY 11735               Use the Internet to transmit your voting
                                    instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

                                    VOTE BY PHONE-1-800-690-6903

                                    Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

                                    VOTE BY MAIL

                                    Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citizens Communications Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE   CITC03   KEEP THIS PORTION FOR YOUR RECORDS
OR BLACK INK AS FOLLOWS                      -----------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
              ----------------------------------------------------

CITIZENS COMMUNICATIONS COMPANY
    Proposal 1 - Election of Directors



 Nominees:
 ---------
 01) Norman I. Botwinik        07) John L. Schroeder         For Withhold For All   To withhold authority to vote for
 02) Aaron I. Fleischman       OS) Robert D. Siff            All    All   Except    individual(s), mark "For All Except
 03) Rudy J. Graf              09) Robert A. Stanger                                and write the numbers) of the
 04) Stanley Hartenist         10) Edwin Tornberg             O      O      O       nominees) on the line below.
 06) Andrew N. Heine           11) Claire L. Tow
 06) Scott N. Schneider        12) Leonard Tow                                      --------------------------------------


Proposa1 2                                              For   Against   Abstain
                                                        / /     / /       / /
Approve the Citizens Communications
Company Amended and Restated 2000
Equity Incentive Plan.

This proxy when properly executed will be voted in the manner directed by the signatory stockholder. If no direction is made, this proxy will be voted "For"
Proposal 1 and "For" Proposal 2. Abstentions are counted as "Against" votes for Proposal 2.


Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. See reverse for additional
       Proxy information.


Signature [PLEASE SIGN WITHIN BOX]   Date     Signature (JointOwners)     Date

CITIZENS
  communications(SM)

               Information about Delivery of Shareholder Materials

"Householding"

In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one annual report to accounts sharing the same last name and address. A copy of Citizens' 2000 Annual Report, if not included in this package, has been sent to your address in another proxy package and should have already arrived. If you have not yet received an annual report, would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact Citizens' shareholder services departmentby phone at 1.800.248.8845, by mail at 3 High Ridge Park, Stamford, Conn., 06905, or by email at Citizens aczn.com.

Vote Your Proxy Online

To vote your shares via the Internet, visit www.proxyvote.com. Enter the 12-digit control number located on there verse of this proxy card to access your information and complete your electronic voting instructions. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material

After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Citizens electronically. Before exiting www,proxyvote.com, click the button for "Electronic Delivery" and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online and how to vote your shares.



                         CITIZENS COMMUNICATIONS COMPANY
                 Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints Andrew N. Heine, John L. Schroeder and Robert D. Siff or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Citizens Communications Company (the "Company") to be held on Thursday, May 17, 2001, at 10:00 a.m., Central Daylight Time, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting.